Exhibit 4.1

AVIVA PLC

Company

AND

LAW DEBENTURE TRUST COMPANY OF NEW YORK

Trustee

INDENTURE

Dated as of November    , 2011

Subordinated Debt Securities

Reconciliation and tie between Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and Indenture dated as of November   , 2011.

Trust Indenture Act Section	Indenture Section
Section 310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	N.A
(a)(4)	N.A.
(a)(5)	6.09
(b)	6.08, 6.10
(c)	N.A
Section 311(a)	6.13
(b)	6.13
(c)	N.A
Section 312(a)	7.01, 7.02
(b)	7.02
(c)	7.02
Section 313(a)	7.03
(b)	7.03
(c)	7.03
(d)	7.03
Section 314(a)	7.04
(a)(4)	10.06
(b)	N.A
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	N.A
(d)	N.A
(e)	1.02
Section 315(a)	6.01
(b)	6.02, 7.03(1)
(c)	6.01(2)
(d)	6.01(3)
(e)	5.14
Section 316 (a)(1)(A)	5.12
(a)(1)(B)	5.13
(a)(2)	N.A
(b)	5.08
(c)	1.04(f)
Section 317(a)(1)	5.02
(a)(2)	5.04
(b)	10.03
Section 318(a)	1.07

Note:                   This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

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INDENTURE dated as of November   , 2011 between Aviva plc, a public limited company duly organized and existing under the laws of England and Wales (hereinafter called the “Company”), having its principal office at St. Helen’s, 1 Undershaft, London EC3P 3DQ, England and Law Debenture Trust Company of New York, a New York banking corporation, as Trustee (hereinafter called the “Trustee”), on the date hereof having its principal corporate trust office located at 400 Madison Avenue, Floor 4, New York, New York 10017.

RECITALS OF THE COMPANY

The Company has heretofore duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its direct, unsecured subordinated debt securities with a specified date for maturity (herein called the “Debt Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary have been done to make this Indenture a valid agreement of the Company, in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities or of any series thereof, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01                                Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                  the terms defined in this Article have the meanings assigned to them in this Article, unless otherwise specified pursuant to Section 3.01 with respect to the Debt Securities of any series, and include the plural as well as the singular;

(2)                                  all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)                                  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with International Financial Reporting Standards (“IFRS”) as used by the Company in its audited financial statements; and

(4)                                  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act” when used with respect to any Holder has the meaning specified in Section 1.04.

“Additional Amounts” means any additional amounts which, pursuant to Section 3.01(23), are required by the terms of the Debt Securities of any series, under circumstances specified pursuant to Section 3.01(23), to be paid by the Company in respect of certain Debt  Securities of such series specified pursuant to Section 3.01(23).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the possession, direct or indirect, of the power to cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling,” “controlled” and “under common control with” have meanings correlative to the foregoing.

“Arrears of Interest” means any interest payment that has not been paid on its related Interest Payment Date as a result of a mandatory or optional payment deferral provision applicable to the Debt Securities of a series as specified pursuant to Section 3.01.

“Assets” means the unconsolidated gross assets of the Company, as shown in its latest published audited balance sheet, but adjusted for subsequent events, all in such manner as its directors may determine.

“Auditors” means the auditors for the time being of the Company or, if there shall be joint auditors of the Company, any one of such joint auditors or, in the event of their being unable or unwilling to carry out any action requested of them pursuant to the provisions of these presents, such other firm of internationally recognized accountants as may be nominated by the Company.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Debt Securities of one or more series.

“Authorized Newspaper” means a newspaper in an official language of the country of publication or in the English language customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day. Unless otherwise specified pursuant to Section 3.01 with respect to the Debt Securities of any series, the Authorized Newspaper in New York City shall be The Wall Street Journal and in London shall be the Financial Times.

“Bearer Security” means any Debt Security described in Section 2.02 that is payable to bearer.

“Board of Directors” means the board of directors of the Company, or any duly authorized committee of that board or any one or more directors and/or officers of the Company to whom such board or any such committee shall have duly delegated its authority.

“Board Resolution” means a copy of a resolution certified by the Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.  As used in this Indenture, reference to action taken pursuant to a Board Resolution shall include all action taken by an officer, director or attorney-in-fact of the Company which has been duly authorized by the Board of Directors to take such action and which has been delegated to such officer, director or attorney-in-fact.

“Business Day,” when used with respect to any Place of Payment or any other location, means, except as may otherwise be provided with respect to a particular series of Debt Securities, a weekday that is a day on which banking institutions are generally open for business in that Place of Payment or other location.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean such successor corporation.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by an authorized officer of the Company and delivered to the Trustee.

“Conversion” has the meaning specified in Section 3.01(22).

“Conversion Securities” has the meaning specified in Section 3.01(22).

“Corporate Trust Office” means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered which on the date hereof is located at 400 Madison Avenue, Floor 4, New York, New York 10017, Attention:  Managing Director.

The term “corporation” includes corporations, associations, companies, joint stock companies, trusts and business trusts.

“Coupon” means any interest coupon appertaining to a Bearer Security.

“Debt Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Debt Securities authenticated and delivered under this Indenture.

“Debt Security Deposit Agreement” means a deposit agreement between the Company, the Depositary and holders from time to time of book-entry Debt Securities of a series, to be specified pursuant to Section 3.01.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Deferral Notice” means a notice from the Company to the Trustee, given in the manner prescribed in Section 1.05(1), that the Company will not pay interest or principal on any Debt Security on an Interest Payment Date or at the Maturity thereof, as the case may be, and will instead defer such payment of interest or principal pursuant to provisions applicable to the Debt Securities of a series as specified pursuant to Section 3.01.

“Depositary” means, with respect to the Debt Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Debt Securities of any such series shall mean the Depositary with respect to the Debt Securities of that series.

“Discount Debt Security” means any Debt Security, which provides for an amount (excluding any amounts attributable to accrued but unpaid interest thereon) less than the principal amount thereof to be due and payable upon a declaration of the Maturity thereof.

“Dollar” or “$” means the coin or currency of the United States of America that as at the time of payment is legal tender for the payment of public and private debts.

“DTC” means, with respect to the Debt Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

“Euro” or “(euro)” means the single currency adopted by those states participating in the European Monetary Union from time to time.

“Event Date” has the meaning specified in Section 3.01(22).

“Event of Default” has the meaning specified in Section 5.01.

“Exchange” has the meaning specified in Section 3.01(22).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Securities” has the meaning specified in Section 3.01(22).

“Exchange Rate” means (a) with respect to Dollars in which payment is to be made on Debt Securities denominated in a Foreign Currency, the noon Dollar buying rate in The City of New York for cable transfers payable in such Foreign Currency on the applicable Regular or Special Record Date or the fifteenth day immediately preceding the Maturity of any principal, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York, (b) with respect to a Foreign Currency in which payment is to be made on Debt Securities denominated in Dollars or converted into Dollars pursuant to Section 3.11(4), the noon Dollar selling rate in The City of New York for cable transfers payable in such Foreign Currency on the applicable Regular or Special Record Date or the fifteenth day immediately preceding the Maturity of any principal, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York, and (c) with respect to a Foreign Currency in which payment is to be made on Debt Securities denominated in a different Foreign Currency, the exchange rate between such Foreign Currencies determined in the manner specified pursuant to Section 3.01(18). If for any reason such rates are not available with respect to one or more currencies for which an Exchange Rate is required, the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency in question, or such other quotations as the Exchange Rate Agent shall deem appropriate. Unless otherwise specified by the Exchange Rate Agent if there is more than one market for dealing in any currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency shall be that upon which a nonresident issuer of securities denominated in such currency would purchase such currency in order to make payments in respect of such securities.

“Exchange Rate Agent” means the Person, which may be the Paying Agent or a bank or financial institution designated by the Company to perform the functions of Exchange Rate Agent with respect to the Debt Securities of a series.

“Exchange Rate Agent’s Certificate,” with respect to any date for the payment of any principal, premium or interest in respect of the Debt Securities of any series, means a certificate setting forth the applicable Exchange Rate or Rates as of the applicable Regular or Special Record Date or the fifteenth day immediately preceding the Maturity of any principal, as the case may be, and the amounts payable in Dollars and Foreign Currencies in respect of any principal, premium or interest in respect of Debt Securities denominated in Euro or any Foreign Currency, and signed by or on behalf of the Exchange Rate Agent and delivered to the Trustee and the Paying Agent.

“Financial Services Authority” means the UK Financial Services Authority and any successor regulatory authority or authorities, as applicable, having primary supervisory authority with respect to the Company or the Group.

“Foreign Currency” means a currency issued by the government of any country other than the United States of America.

“Global Security” means a Registered or Bearer Security evidencing all or any part of the Debt Securities of a series, issued to the Depositary for such series in accordance with Section 3.03(3).

“Group” means the Company and its subsidiaries (for this purpose, as the latter term is defined under Section 1159 of the UK Companies Act of 2006 (as amended from time to time)).

“Holder” means with respect to a Registered Security, the Person in whose name such Registered Security is registered in the Register and, with respect to a Bearer Security or a Coupon, the bearer thereof.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented, amended or restated by or pursuant to one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, unless the context otherwise requires, shall include in respect of a series of Debt Securities the terms of the Debt Securities of such series established as contemplated by Section 3.01.

“Indexed Security” means any Debt Security that is a Principal Indexed Security or an Interest Indexed Security, or both, and any other Debt Security that is specified as an Indexed Security pursuant to Section 3.01.

The term “interest,” when used with respect to a Discount Security, which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Indexed Security” means any Debt Security (including any Principal Indexed Security) that provides that the amount of interest payable in respect thereof shall be determined by reference to an index based on a currency or currencies or on the price or prices of one or more commodities or securities, by reference to changes in the price or prices of one or more currencies, commodities or securities or otherwise by application of a formula.

“Interest Payment Date,” with respect to any Debt Security, means the Stated Maturity of an installment of any interest on such Debt Security.

“Junior Securities” means (a) all obligations of the Company which constitute, or would but for any applicable limitation on the amount of such capital constitute, Upper Tier 2 Capital (issued prior to the Solvency II Implementation), (b) all obligations of the Company which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 1 Capital including, without limitation, obligations which constitute Tier 1 Capital by virtue of the operation of any grandfathering provisions by the Financial Services Authority and (c) all classes of share capital of the Company.

“Liabilities” means the unconsolidated gross liabilities of the Company, as shown in its latest published audited balance sheet, but adjusted for contingent liabilities and for subsequent events, all in such manner as the Company’s directors may determine.

“Lower Tier 2 Capital” has the meaning given to it by the Financial Services Authority and shall, following the implementation of Solvency II or any other change in law or any Relevant Rules such that Lower Tier 2 Capital ceases to be a recognized tier of capital resources, be deemed to be a reference to any Tier 2 Capital.

“Maturity,” when used with respect to any Debt Security, means the date, if any, on which the principal of such Debt Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, if any, or by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise.

“OECD” means the Organisation for Economic Co-operation and Development.

“Officers’ Certificate” means a certificate signed by any two authorized officers of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company and who shall be satisfactory to the Trustee, which is delivered to the Trustee.

“Outstanding,” when used with respect to the Debt Securities of any series, means, as of the date of determination, all Debt Securities of such series theretofore issued by the Company and authenticated and delivered under this Indenture, except:

(i)            Debt Securities of such series theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Debt Securities of such series for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities and any Coupons appertaining thereto; provided, however, that if such Debt Securities are to be redeemed, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee shall have been made; and

(iii)          Debt Securities of such series that have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Debt Securities of such series have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a protected purchaser in whose hands such Debt Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, (i) Debt Securities of such series owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in relying upon such request, demand, authorization, direction, notice, consent, waiver or action, only Debt Securities of such series about which a Responsible Officer of the Trustee has received written notice shall be so disregarded. Debt Securities of such series so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Debt Securities and that the pledgee is not the Company or any Affiliate of the Company (ii) each Discount Debt Security shall be deemed to have the principal amount that could be declared to be due and payable pursuant to the terms of such Discount Debt Security as of the date such Act is delivered to the Trustee and, where it is hereby expressly required, to the Company, (iii) each Principal Indexed Security shall be deemed to have a principal amount equal to the face amount thereof and (iv) each Debt Security denominated in a Foreign Currency shall be deemed to have the principal amount determined by an Exchange Rate Agent’s Certificate upon which the Trustee may conclusively rely, by converting the principal amount of such Debt Security in the currency in which such Debt Security is denominated into Dollars at the Exchange Rate as of the record date set with respect to such Act or, if no such record date is set, the date such Act is delivered to the Trustee and, where it is hereby expressly required, to the Company (or, if there is no such rate on such date for the reasons specified in Section 3.11(4), such rate on the date specified in such Section).

“Pari Passu Securities” means all obligations of the Company that constitute, or would but for any applicable limitation on the amount of such capital constitute, (a) Lower Tier 2 Capital (issued prior to Solvency II Implementation) or (b) Tier 2 Capital (issued on or after Solvency II Implementation).

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any, on) or interest on any Debt Securities on behalf of the Company.

“Permanent Global Security” means a Global Security that is, at the time of the initial issuance of the related series of Debt Securities, issued in permanent global bearer form without Coupons.

“Permitted Variation” means any variation in the terms of the Debt Securities of a series which, pursuant to Section 3.01(5) or Section 3.01(23), are permitted to be made by the Company under circumstances specified pursuant to Section 3.01(5) or Section 3.01(23).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” when used with respect to the Registered Security of any series payable in Dollars, means the Corporate Office of the Paying Agent in New York, New York; when used with respect to the Debt Securities of any series payable in a Foreign Currency, means the place or places where such Foreign Currency is the legal tender; and, when used with respect to the Debt Securities of any series, means such other place or places, if any, where any principal of (and premium, if any, on) or interest on the Debt Securities of that series are payable as contemplated by Section 3.01.

“Pounds Sterling” or “(pound)” means the currency of the United Kingdom.

“Predecessor Security” of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 3.06 in lieu of a lost, destroyed or stolen Debt Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Debt Security.

“Principal Indexed Security” means any Debt Security (including any Interest Indexed Security) that provides that the amount of principal payable in respect thereof shall be determined by reference to an index based on a currency or currencies or on the price or prices of one or more commodities or securities, by reference to changes in the price or prices of one or more currencies, commodities or securities or otherwise by application of a formula.

“Qualifying Solvent Winding-Up” means a solvent winding-up, solely for the purpose of a reconstruction or amalgamation of the Company, or for the conveyance, transfer or lease to another person of all or substantially all of the assets of the Company, the terms of which reconstruction, amalgamation, conveyance, transfer or lease (i) are permitted under Section 8.01 hereof or, if they involve any other modification of the Indenture or the Debt Securities, such modification has been effected in compliance with Article 9 and (ii) do not provide that such Debt Securities shall thereby become payable.

“Redemption Date,” when used with respect to any Debt Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

“Redemption Price,” when used with respect to any Debt Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Register” and “Registrar” have the respective meanings specified in Section 3.05.

“Registered Security” means any Debt Security in the form of registered securities established pursuant to Section 2.02 that is registered in the Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Debt Securities of any series means the date (whether or not a Business Day) specified for that purpose as contemplated by Section 3.01.

“Relevant Rules” means:  (a) any legislation, rules or regulations (whether having the force of law or otherwise) in the United Kingdom, the Financial Services Authority Handbook of Rules and Guidance (the “FSA Handbook”) as it may be amended, supplemented or replaced from time to time with respect to the characteristics, features or criteria of own funds or capital resources, and any requirements or directions imposed on the Company or the Group by a regulatory authority or authorities having primary supervisory authority over the Company or the Group; or (b) to the extent the Financial Services Authority is succeeded as the competent authority exercising primary supervisory authority over the Company or its Group in accordance with Directive 98/78/EC (the “Insurance Groups Directive”) or the Solvency II Directive, then any legislation, rules or regulations (whether having the force of law or otherwise) in the jurisdiction of that successor competent authority or authorities, and any requirements or directions of that competent authority or authorities imposed on or in respect of the Company or the Group.

“Responsible Officer” when used with respect to the Trustee, means  any officer of the Trustee who shall have direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Senior Creditors” has the meaning set forth in Section 12.01(11).

“Solvency II” means the Solvency II Directive and any implementing measures adopted pursuant to the Solvency II Directive (for the avoidance of doubt, whether implemented by way of regulation or by further directives or otherwise).

“Solvency II Directive” means Directive 2009/138/EC of the European Union of 25 November 2009 on the taking-up and pursuit of the business of insurance and reinsurance (Solvency II) and which must be transposed by member states of the European Economic Area pursuant to Article 309 of Directive 2009/138/EC.

“Solvency II Implementation” means the implementation by the Financial Services Authority of Solvency II or any other change in law or any Relevant Rules only if such implementation or other changes result in Upper Tier 2 Capital and Lower Tier 2 Capital ceasing to be recognized tiers of capital.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 3.07.

“Stated Maturity,” when used with respect to any Debt Security or any installment of principal thereof or interest thereon, means the date specified in, or determined in accordance with the terms of, such Debt Security or a Coupon representing such installment of interest as the fixed date on which any principal of such Debt Security or such installment of principal or interest is due and payable.

“Taxing Jurisdiction” has the meaning specified pursuant to Section 3.01(23) in connection with provisions for the payment of Additional Amounts with respect to the Debt Securities of a series, if applicable.

“Tier 1 Capital” has the meaning given to it by the Financial Services Authority from time to time.

“Tier 2 Capital” has the meaning given to it by the Financial Services Authority from time to time.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, such term means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Debt Securities of any series shall mean the Trustee with respect to the Debt Securities of such series.

“U.S. Government Obligations” has the meaning specified in Section 14.02.

“United States” means the United States of America (including the States thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

“Upper Tier 2 Capital” has the meaning given to it by the Financial Services Authority from time to time.

Section 1.02           Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. The Trustee may conclusively rely and shall be fully protected in relying on such certificates and opinions.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than certificates provided pursuant to Section 10.06Section 10.06, shall include:

(1)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03           Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel or a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that such Opinion of Counsel or the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based is or are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Company, upon a certificate or opinion of, or representations by, an officer or officers of the Company with respect to such factual matters, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters is or are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04           Acts of Holders; Record Dates.

(1)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or any other evidence as the Trustee deems acceptable in its reasonable discretion. If the Debt Securities of a series are issuable in whole or in part as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may, alternatively, be embodied in and evidenced by the record of a meeting of Holders of Debt Securities of such series duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments or record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section.

Without limiting the generality of the foregoing, unless otherwise established in or pursuant to a Board Resolution or set forth or determined in an Officers’ Certificate, or established in one or more indentures supplemental hereto, pursuant to Section 3.01, a Holder, including a Depositary that is a Holder of a Global Security, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such Depositary’s standing instructions and customary practices.

(2)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of any notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any manner that the Trustee deems sufficient.

(3)           The ownership of Registered Securities of any series shall be proved by the Register with respect to such series.

(4)           The principal or face amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as Depositary, by any trust company, bank, banker or other Depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such Depositary, or exhibited to it, the Bearer Securities in the amount and with the serial numbers therein described or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate of affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security or (4) such Bearer Security is no longer Outstanding.

(5)                                  The fact and date of execution of any such instrument or writing, the authority of the Person executing the same and the principal or face amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other manner that the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(6)                                  If the Company shall solicit from the Holders of Debt Securities of any series any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by Board Resolution, fix in advance a record date for the purposes of determining the identity of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion. If such a record date is fixed, such request, demand, authorization, direction, notice, consent and waiver or other Act may be sought or given before or after the record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders of Registered Securities for the purpose of determining whether Holders of the requisite proportion of Debt Securities of such series Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Registered Securities of such series Outstanding shall be computed as of such record date.  No instrument evidencing or embodying an Act of the Holders of Registered Securities shall be valid or effective for more than 180 days after such record date.

(7)                                  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debt Security shall bind every future Holder of the same Debt Security and any Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security.

Section 1.05                                Notices, etc., to Trustee or Company.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)                                  the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made to the Trustee at its Corporate Trust Office, given, furnished or filed in writing and mailed, first class postage prepaid, or if by the Company, via electronic communication such as facsimile, and followed by a hard copy delivered by guaranteed overnight delivery courier, or

(2)                                  the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, or via telex or facsimile and mailed, first-class postage prepaid, or, in the case of electronic communication, transmitted, to the Company marked for the attention of the Secretary and addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address or at any telex or facsimile number previously furnished in writing to the Trustee by the Company.

Section 1.06                                Notice to Holders; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, (1) such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of Registered Securities affected by such event, at his address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice and (2) such notice shall be sufficiently given to holders of Bearer Securities if published in an Authorized Newspaper in The City of New York and in an Authorized Newspaper in London and shall be deemed to have been given on the date that publication in both cities is completed or, if published more than once, on the date publication is first completed in both cities. If the Debt Securities of such series are listed on any stock exchange outside the United States and such stock exchange shall so require notices shall also be published in an Authorized Newspaper, in any other required city outside the United States or, if not practicable, in Europe on a Business Day at least twice, the first such publication to be not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice. For the avoidance of doubt, failing to put the notice in an Authorized Newspaper will not affect the sufficiency of any notice given in accordance with the first sentence of this Section 1.06.

In the event of suspension of regular mail service or if for any other reason it shall be impracticable to give such notice to Holders of Registered Securities by mail, then such a notification to Holders of Registered Securities as shall be satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder of Registered Securities shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice by publication to Holders of Bearer Securities given as provided above.

In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Debt Securities listed on such stock exchange requiring publication as provided above, then such notification to Holders of such Debt Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder, with effect from the date of such approval. Neither failure to give notice by publication to Holders of such Debt Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Securities as provided above.

Notwithstanding any provision of this Indenture to the contrary, so long as any Debt Security is registered in the name of Cede & Co. as nominee of the Depositary, all notices with respect to such Debt Security shall be given by the Trustee in accordance with the Depositary’s customary procedures, as in effect from time to time, or as otherwise instructed by the Depositary.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Any request, demand, authorization, direction, notice, consent, election, waiver or other Act required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

With respect to any notice to be given by the Trustee to Holders, the Company will give the Trustee notice thereof not later than five Business Days prior to the latest date for the giving of such notice by the Company.

Section 1.07                                Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. Nothing in Section 6.15 or the duties and powers of any co-trustee or separate trustee appointed pursuant thereto will limit or restrict the ability of the Trustee to perform its duties as Trustee under this Indenture and the Trust Indenture Act and, in the event of conflict, this Indenture and the obligations of the Trustee hereunder and under the Trust Indenture Act will control and prevail. The parties hereto and the Holders agree that any and all questions regarding such conflict related to the Trustee’s rights and duties hereunder shall be governed by and construed under the laws of the State of New York. Any and all proceedings in connection with the resolution of such conflict hereunder relating to the rights and duties of the Trustee hereunder shall be brought in any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York.

Section 1.08                                Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09                                Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether expressed or not.

Section 1.10                                Separability Clause.

In case any provision in this Indenture or in the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11                                Benefits of Indenture.

Nothing in this Indenture or in the Debt Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12                                Governing Law.

THIS INDENTURE AND THE DEBT SECURITIES AND COUPONS AND THE RIGHTS AND DUTIES OF THE TRUSTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT AS STATED IN SECTION 2.02 AND EXCEPT THAT ARTICLE TWELVE OF THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH ENGLISH LAW.

Section 1.13                                Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Event Date or Stated Maturity, if any, of any Debt Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Debt Securities or Coupons) payment of any interest, principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the first succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, the Redemption Date, the Event Date or at the Stated Maturity, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Event Date, Redemption Date or Stated Maturity, as the case may be.

Section 1.14                                Immunity of Incorporators, Stockholders, Officers and Directors.

No recourse shall be had for the payment of any principal, premium or interest in respect of any Debt Security of any series or upon any obligation, covenant or agreement of this Indenture or any Indenture supplemental hereto, or any Debt Security or Coupon, or because of any indebtedness evidenced thereby, or for any claim based thereon, against any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Debt Securities of each series are solely corporate obligations of the Company, and that no personal liability whatsoever shall attach to, or is incurred by, any incorporator, stockholder, employee, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Debt Securities of any series or Coupon, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Debt Securities of each series and Coupons.

Section 1.15                                Appointment of Agent; Submission to Jurisdiction; Waiver of Immunity/Jury Trial.

The Company has irrevocably designated and appointed CT Corporation System, currently having its address at 111 Eighth Avenue, New York, New York 10011, as its authorized agent upon which process may be served in any legal action, suit or proceeding arising out of or relating to the Debt Securities or Coupons appertaining thereto or this Indenture which may be instituted in any New York state or Federal court in the County of New York. By the execution and delivery of this Indenture, the Company irrevocably submits to the nonexclusive jurisdiction of any such court in any such suit action or proceeding (other than any proceeding for the winding up of the Company, which is required to be brought in the courts of England and Wales), and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any aforesaid actions, suits or proceedings arising out of or relating to the Debt Securities or Coupons appertaining thereto or this Indenture which may be instituted in any New York state or Federal court in the County of New York (other than any proceeding for the winding up of the Company, which is required to be brought in the courts of England and Wales), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding, other than a winding up proceeding, brought in any such court has been brought in an inconvenient forum. The Company agrees that service of process upon said agent, together with written notice of said service to the Company, shall be deemed in every respect effective service of process upon the Company, in any such suit or proceeding. Such appointment shall be irrevocable so long as the Holders of any Debt Securities shall have any rights pursuant to the terms thereof or of this Indenture or until the appointment of a successor by the Company with the consent of the Trustee and such successor’s acceptance of such appointment. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said agent or successor in full force and effect.

The parties hereto, to the maximum extent permitted by applicable law, hereby irrevocably waive any right to a trial by jury relating to any controversy arising under or relating to this Indenture.

The Company hereby represents that CT Corporation System has agreed to act as the Company’s authorized agent upon which process may be served in any such suit or proceeding.

ARTICLE 2

FORMS OF DEBT SECURITIES

Section 2.01                                Forms Generally.

All Debt Securities and Coupons, if any, and the Trustee’s certificate of authentication shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by or pursuant to a Board Resolution and as set forth in an Officers’ Certificate or any indenture supplemental hereto and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which Debt Securities of any series may be listed or of any automated quotation system on which such Debt Securities may be quoted, or to conform to usage.

The definitive Debt Securities and Coupons, if any, of each series shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which Debt Securities of such series may be listed or of any automated quotation system on which such Debt Securities may be quoted or in any other manner deemed appropriate by the Company, all as determined by the officers executing such Debt Securities and Coupons, as conclusively evidenced by their execution of such Debt Securities and Coupons.

Section 2.02                                Form of Debt Securities.

Each Debt Security shall be substantially in one of the forms approved from time to time by or pursuant to a Board Resolution and an Officers’ Certificate or one or more indentures supplemental hereto which shall set forth the information required by Section 3.01. Unless otherwise provided as contemplated by Section 3.01 with respect to the Debt Securities of any series, the Debt Securities of each series shall be issuable in registered form and represented by a Global Security. If so provided as contemplated by Section 3.01, the Debt Securities of a series shall be issuable in whole or in any part in the form or one or more Global Securities.

Each Debt Security shall bear a legend to the following effect: “THE RIGHTS OF THE HOLDER OF THIS SECURITY ARE, TO THE EXTENT AND IN THE MANNER SET FORTH IN SECTION 12.01 OF THE INDENTURE HEREINAFTER REFERRED TO, SUBORDINATED TO THE CLAIMS OF OTHER CREDITORS OF THE COMPANY AND THIS SECURITY IS ISSUED SUBJECT TO THE PROVISIONS OF THAT SECTION 12.01, AND THE HOLDER OF THIS SECURITY BY ACCEPTING THE SAME AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTION 12.01 OF THE INDENTURE AND THE TERMS OF THIS PARAGRAPH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND AND WALES.”

Each Bearer Security and Coupon not represented by a Permanent Global Security shall bear a legend to the following effect: “Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.”

If the Debt Security is a Global Security, it shall bear a legend to the following effect: “ THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

IF THIS SECURITY IS A GLOBAL SECURITY AS INDICATED ON THE FACE HEREOF, UNLESS THIS CERTIFICATE IS PRESENTED BY AN

AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED UPON SUCH TRANSFER OR EXCHANGE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER PERSON AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY SUCH PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER PERSON, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

If the Debt Security is an Discount Debt Security, it shall bear a legend to the following effect: “FOR PURPOSES OF SECTION 1273 AND 1275 OF THE U.S. INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT (“OID”) ON THIS SECURITY IS THE PERCENTAGE OF ITS PRINCIPAL AMOUNT SET FORTH BELOW, THE YIELD TO MATURITY IS THE PERCENTAGE SET FORTH BELOW, AND THE ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE INITIAL SHORT ACCRUAL PERIOD, IF ANY, IS THE PERCENTAGE OF THE PRINCIPAL AMOUNT OF THIS SECURITY SET FORTH BELOW.”

Section 2.03                                Form of Trustee’s Certificate of Authentication.

The form of the Trustee’s certificate of authentication to be borne by the Debt Securities shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of a series issued under the within-mentioned Indenture.

Law Debenture Trust Company of New York
as Trustee

By
Authorized Signatory

Section 2.04                                Form of Certificate of Authentication by an Authenticating Agent.

If at any time there shall be an Authenticating Agent appointed with respect to any series of Debt Securities, then the Trustee’s Certificate of Authentication by such Authenticating Agent to be borne by the Debt Securities of each such series shall be substantially as follows:

CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of a series issued under the within-mentioned Indenture.

[•]

as Authenticating Agent

By
Authorized Signatory

ARTICLE 3
THE DEBT SECURITIES

Section 3.01                                Amount Unlimited; Issuable in Series.

The aggregate principal amount of Debt Securities that may be authenticated and delivered under this Indenture is unlimited.

The Debt Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of any series:

(1)                                  the title of the Debt Securities of the series (which shall distinguish the Debt Securities of such series from all other Debt Securities);

(2)                                  the limit, if any, upon the aggregate principal amount of the Debt Securities of the series that may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to Section 3.04, Section 3.05, Section 3.06, Section 9.06 or  Section 11.07 and except for any Debt Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(3)                                  the dates on which or periods during which the Debt Securities of the series may be issued, and the dates, if any, on which, or the range of dates, if any, within which, any principal (and premium, if any) in respect of the Debt Securities of such series is or may be payable;

(4)                                  the rate or rates, if any, or the method of determination thereof at which the Debt Securities of the series shall bear interest, if any, the date or dates, if any, from which such interest shall accrue, the Interest Payment Dates, if any, on which such interest shall be payable and in the case of Registered Securities, the Regular Record Dates for the interest payable on such Interest Payment Dates;

(5)                                  the periods within which or the dates on which, the prices at which and the terms and conditions upon which Debt Securities of the series may be redeemed, if any, in whole or in part, at the option of the Company or otherwise, and whether and under what conditions such Debt Securities shall be subject to a Permitted Variation in lieu of redemption;

(6)                                  whether the Debt Securities of the series are to be issued as Discount Debt Securities and the amount of the discount at which such Discount Debt Securities may be issued;

(7)                                  the place or places where any principal, premium or interest in respect of Debt Securities of the series shall be payable;

(8)                                  whether payments are subject to any option on the part of the Company to defer making them or any conditions under which a payment deferral is mandatory;

(9)                                  whether there are any other conditions to which payments with respect to such Debt Securities are subject;

(10)                            provisions, if any, for the discharge and defeasance of Debt Securities of the series;

(11)                            whether the Debt Securities of the series are to be issued as Registered Securities or Bearer Securities or both, and, if Bearer Securities are issued, whether Coupons will be attached thereto, whether Bearer Securities of the series may be exchanged for Registered Securities of the series and the circumstances under which and the places at which any such exchange, if permitted, may be made;

(12)                            if any Debt Securities of the series are to be issued as Bearer Securities or as one or more Global Debt Securities representing individual Bearer Securities of the series, (a) whether interest in respect of any portion of a temporary Global Security of the series (delivered pursuant to Section 3.04) payable in respect of any Interest Payment Date prior to the exchange of such temporary Global Security for a permanent Global Security or for a definitive Bearer Security of the series shall be paid to any clearing organization or other Person entitled to interest payable on such Interest Payment Date with respect to the portion of such temporary Global Security held for its account and the terms and conditions (including any certification requirements) upon which any such interest payment will be made; and (b) the terms upon which a temporary Global Security may be exchanged for a permanent Global Security or for a definitive Bearer Security of the series, provided, that if no terms are specified upon which a temporary Global Security may be exchanged for a definitive Bearer Security, such temporary Global Security shall, if exchangeable at all, only be exchangeable for a definitive Debt Security in registered form;

(13)                            whether any Debt Securities of the series are to be issued in whole or in part in the form of one or more Global Securities, provided, that if not so specified, Debt Securities shall be issued in whole in the form of one or more Global Securities; and, in the case of Debt Securities to be issued in whole in the form of one or more Global Securities, the Depositary for such Global Security or Debt Securities and the terms and conditions, if any, upon which interests in such Global Security or Debt Securities may be exchanged in whole or in part for the individual Debt Securities represented thereby, provided, that if no terms are specified for such exchange, a Global Security or

Debt Security shall, if exchangeable at all, only be exchangeable for an individual Debt Security in registered form;

(14)                            the denominations in which Debt Securities of the series, if any, shall be issuable, if other than denominations as provided in Section 3.02;

(15)                            if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(16)                            the currency or currencies of denomination of Debt Securities of the series, which may be Dollars or any Foreign Currency;

(17)                            the currency or currencies in which payment of any principal of (and premium, if any, on) or interest on the Debt Securities of the series may be made, and the currency or currencies, if any, in which payment of any principal of (and premium, if any, on) or interest on Debt Securities of the series may, at the election of Holders thereof, also be payable, and the Exchange Rate Agent, if any, designated for the Debt Securities of the series;

(18)                            if payments of any principal, premium or interest in respect of Debt Securities of the series may, at the election of the Holders, be made in a Foreign Currency other than the Foreign Currency in which such Debt Securities are denominated or stated to be payable, the periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which such Debt Securities are denominated or stated to be payable and the currency in which such amounts are to be paid pursuant to such election;

(19)                            whether any Debt Securities of the series are to be issued as Indexed Securities and, if so, the manner in which the principal of (and premium, if any, on) or interest thereon shall be determined and the amount payable upon acceleration under Section 5.02 and any other terms in respect thereof;

(20)                            any restrictive covenants provided for with respect to Debt Securities of the series;

(21)                            any other Events of Default;

(22)                            whether the Debt Securities of the series shall be convertible or exchangeable at the option of the Company for any other securities to be delivered by the Company pursuant to Article Thirteen (any such exchange being referred to herein as the “Exchange” and any such conversion being referred to herein as the “Conversion”; the date of such exchange or conversion being referred to as the “Event Date”; the securities to be delivered by the Company in exchange for such Debt Securities being referred to as “Exchange Securities” and the securities to be delivered by the Company upon the conversion of such Debt Securities being referred to as “Conversion Securities”) and, if so, the nature of the Exchange Securities or Conversion Securities, as the case may be, and any additional or other provisions relating to such Exchange or Conversion;

(23)         under what circumstances, if any, the Company will pay Additional Amounts on the Securities of that series in respect of taxes, duties, assessments or other governmental charges of whatever nature imposed, levied, collected, withheld, deducted or assessed (and the relevant Taxing Jurisdiction) and, if so, whether the Company will have the option to redeem or enter into a Permitted Variation of the terms of such Debt Securities rather than pay such Additional Amounts (and the terms of any such option); and

(24)         any other terms of the series and any modifications to this Indenture in respect of such series.

All Debt Securities of any one series and the Coupons appertaining to Bearer Securities of such series, if any, shall be substantially identical except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or provided in or pursuant to any such indenture supplemental hereto. All Debt Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuance of additional Debt Securities of such series, provided that any additional Debt Securities issued in a reopening and the Debt Securities of the series with respect to which the additional Debt Securities were issued existing prior to the reopening constitute the same issue for U.S. federal income tax purposes.

If any of the terms of the Debt Securities of a series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the appropriate officer of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of such Debt Securities.

Section 3.02           Denominations.

Unless otherwise provided as contemplated by Section 3.01 with respect to the Debt Securities of any series and except as provided in Section 3.03, the Registered Securities of each series, if any, shall be issuable in denominations of $1,000, (euro)1,000 or (pound)1,000 and any integral multiple thereof and the Bearer Securities of each series, if any, shall be issuable in denominations of $1,000, $10,000 and $100,000; (euro)1,000, (euro)10,000 and (euro)100,000; or (pound)1,000, (pound)10,000 and (pound)100,000 (or in the case of Debt Securities not denominated in Dollars, the equivalent thereof in the relevant Foreign Currency).

Section 3.03           Execution, Authentication, Delivery and Dating.

(1)           The Debt Securities and the Coupons appertaining thereto shall be executed on behalf of the Company by an officer of the Company duly authorized by a Board Resolution. Such signature and the attestation, if any, to the affixing of the seal may be in the form of facsimile signature of any authorized officer and may be imprinted or otherwise reproduced on the Debt Securities. The Company may adopt and use the signatures or facsimile signatures of the persons who shall be authorized signatories of the Company at the time of execution of the Debt Securities and any Coupons appertaining thereto, irrespective of the date as of which the same shall be executed, or of any person who shall have been an authorized officer of the Company, notwithstanding the fact that at the time the Debt Securities shall be authenticated and delivered or disposed of such person shall have ceased to be an authorized officer as the case may be.

(2)           At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver one or more Debt Securities of any series executed by the Company to the Trustee or the Authenticating Agent for authentication, together with a Company Order for the authentication and delivery of such Debt Securities, and the Trustee or the Authenticating Agent in accordance with the Company Order shall authenticate and deliver such Debt Securities provided, however, that, in connection with its original issuance, a Bearer Security not represented by a Permanent Global Security may be delivered only outside the United States; and provided further that, in connection with the original issuance of any Bearer Security other than a temporary Global Security or a Permanent Global Security, unless otherwise delivered by the Company on advice of counsel, neither the Company nor its agent shall deliver any Bearer Security unless the Company or its agent receives from the person entitled to delivery of such Bearer Security a certificate substantially in the form set forth in Exhibit A hereto, dated as of the date of such delivery, and neither the Company nor its agent has any reason to know that such certificate is false. If the Company shall establish pursuant to Section 3.01 that the Debt Securities of any series may be originally issued from time to time, the Trustee or the Authenticating Agent shall authenticate and deliver Debt Securities of such series for original issue from time to time in accordance with such procedures acceptable to the Trustee as may be specified from time to time by Company Order. Such procedures may authorize authentication and delivery pursuant to written instructions or instructions via electronic communication such as telex or facsimile confirmed in writing by guaranteed delivery overnight courier from the Company or its duly authorized agent. The Trustee shall be entitled to receive, prior to the authentication and delivery of the Debt Securities of any series, the supplemental indenture or the Board Resolution by or pursuant to which the terms and form of such Debt Securities have been approved (and, if such form is approved pursuant to a Board Resolution, the Officers’ Certificate approving such terms and form), an Officers’ Certificate as to the absence of any event that is, or after notice or lapse of time or both would become, an Event of Default, and an Opinion of Counsel stating that:

(a)           all instruments furnished by the Company to the Trustee in connection with the authentication and delivery by the Trustee of such Debt Securities and Coupons, if any, conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Debt Securities;

(b)           the forms of such Debt Securities and Coupons, if any, have been established in conformity with the provisions of this Indenture;

(c)           the terms of such Debt Securities and Coupons, if any, have been established in conformity with the provisions of this Indenture;

(d)           in the event that the forms or terms of such Debt Securities and Coupons, if any, have been established in a supplemental indenture, the execution and delivery of such supplemental indenture by the Company has been duly authorized by all necessary corporate action of the Company, such supplemental indenture has been duly executed and delivered by the Company and, assuming that the Trustee has satisfied those legal requirements that are applicable to it to the extent necessary to make such supplemental indenture enforceable against it, is a legal, valid, binding and enforceable agreement of the Company, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(e)           the execution and delivery of such Debt Securities and Coupons, if any, have been duly authorized by all necessary corporate action of the Company and such Debt Securities and Coupons, if any, have been duly executed by the Company and, assuming due authentication by the Trustee (or the Authenticating Agent, as the case may be) and delivery by the Company, are the legal, valid, binding and enforceable obligations of the Company entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(f)            such other matters as the Trustee may reasonably request.

Notwithstanding any contrary provision herein, if the Company shall establish pursuant to Section 3.01 that the Debt Securities of a series may be originally issued from time to time, it shall not be necessary to deliver the Board Resolution, Officers’ Certificate and Opinion of Counsel otherwise required pursuant to this Section at or prior to the time of authentication of each Debt Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Debt Security of such series to be issued but the Trustee shall be entitled to request and receive copies thereof.

(3)           Unless the Company specifies otherwise pursuant to Section 3.01, such Debt Securities shall be issued in the form of one or more Global Securities in permanent form, and the Company shall execute and the Trustee or the Authenticating Agent shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities of such series to be represented by one or more Global Securities and (ii) if in registered form, shall be registered in the name of the Depositary for such Global Security or Debt Securities or the nominee of such Depositary and be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction or retained by the Trustee as custodian for such Depositary; if in bearer form, shall be delivered to and held by the Depositary in accordance with the Debt Security Deposit Agreement.

(4)           The Trustee and the Authenticating Agent shall have the right to decline to authenticate and deliver any Debt Security under this Section if the Trustee or the Authenticating Agent, as the case may be, upon the advice of counsel, determines that such action may not lawfully be taken or if the Trustee, by a committee of Responsible Officers, shall determine in good faith that the authentication and delivery of such Debt Security would be unjustly prejudicial to Holders of Outstanding Debt Securities.

(5)           Each Debt Security shall be dated the date of its authentication.

(6)           No Debt Security or Coupon attached thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in the form provided for in Section 2.04 duly executed by the Trustee or the Authenticating Agent by manual signature of one of its authorized signatories, and such certificate of authentication upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Except as permitted by Section 3.05 or Section 3.06, neither the Trustee nor the Authenticating Agent shall authenticate and deliver any Bearer Security unless all appurtenant Coupons for interest then matured have been detached and cancelled.

Notwithstanding the foregoing, if any Debt Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Debt Security to the Trustee for cancellation as provided in Section 3.09 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Debt Security has never been issued or sold by the Company, for all purposes of this Indenture, such Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

Section 3.04           Temporary Debt Securities.

If so provided pursuant to Section 3.01, pending the preparation of a permanent Global Security or definitive Debt Securities of any series, the Company may execute, and upon Company Order the Trustee or the Authenticating Agent shall authenticate and deliver, temporary Debt Securities that are printed, lithographed, typewritten, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debt Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more Coupons or without Coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debt Securities and Coupons may determine to be appropriate, as conclusively evidenced by their execution of such Debt Securities and Coupons. In the case of Debt Securities of any series, such temporary Debt Securities may be in global form, representing all or a portion of the Outstanding Debt Securities of such series.

If temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. Except as otherwise specified as contemplated by Section 3.01(12) with respect to a series of Debt Securities issuable as Bearer Securities or as one or more Global Debt Securities representing individual Bearer Securities of the series, (i) after the preparation of definitive Debt Securities of such series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series upon surrender of the temporary Debt Securities of such series at the office or agency of the Company in a Place of Payment for such series, without charge to the Holder, except as provided in Section 3.05 in connection with a transfer and except that a Person receiving definitive Bearer Securities shall bear the cost of insurance, postage, transportation and the like unless otherwise specified pursuant to Section 3.01, and (ii) upon surrender for cancellation of any one or more temporary Debt Securities of any series (accompanied by any unmatured Coupons appertaining thereto), the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver in exchange therefor a like principal amount (or, in the case of any Principal Indexed Security, face amount), in any authorized denomination or denominations, of definitive Debt Securities of the same series and of like tenor; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that neither a permanent Global Security in bearer form nor a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security unless the Company or its agent receives a certificate substantially in the form set forth in Exhibit A hereto, dated as of the date of such exchange, unless such certificate has previously been provided pursuant to the provisions of the next succeeding paragraph; and provided further that delivery of a Bearer Security not represented by a Permanent Global Security shall occur only outside the United States; and provided further that neither a permanent Global Security in bearer form nor a definitive Bearer Security will be issued if the Company or its agent has reason to know that such certificate is false. Until so exchanged, the temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series except as otherwise specified pursuant to Section 3.01 with respect to the payment of any interest on Debt Securities in temporary form.

If any Interest Payment Date with respect to a temporary Debt Security in bearer form shall occur prior to the exchange described in the preceding paragraph, any interest payable on such Interest Payment Date shall be paid only upon the delivery of a certificate substantially in the form set forth in Exhibit A hereto, dated as of the date the related payment of interest is made.

Upon any exchange of a portion of a temporary Global Security for a permanent Global Security or for the individual Debt Securities represented thereby pursuant to this Section 3.04 or Section 3.05, the temporary Global Security shall be endorsed by the Registrar to reflect the reduction of the principal amount (or, in the case of any Principal Indexed Security, face amount) evidenced thereby, whereupon the principal amount (or, in the case of any Principal Indexed Security, face amount) of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

Section 3.05           Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept in a place of payment or other office or agency of the Company (but not in the United Kingdom) a register (herein sometimes referred to as the “Register”) in which, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. Law Debenture Trust Company of New York is hereby appointed “Registrar” for the purpose of registering Debt Securities and transfers of Debt Securities as herein provided. Unless and until otherwise determined by the Company, Law Debenture Trust Company of New York shall act as Registrar and the Register shall be kept at the office of the Registrar at 400 Madison Avenue, Floor 4, New York, New York 10017 (c/o Managing Director). Such Register shall be in written form or in any other form capable of being converted into written form within a reasonable period of time. At all reasonable times the Register shall be open for inspection by the Company and its duly authorized agents.

Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company maintained for such purpose (the “Registration Office”), the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of such series, of like tenor and aggregate principal amount (or, in the case of any Principal Indexed Security, face amount), in any authorized denomination or denominations.

At the option of the Holder, Registered Securities of any series (other than a Global Security, except as set forth below) may be exchanged for other Registered Securities of such series of like tenor and aggregate principal amount (or, in the case of any Principal Indexed Security, face amount), in any authorized denomination or denominations, upon surrender of the Registered Securities to be exchanged at the Registration Office. Bearer Securities may not be delivered by the Trustee, the Authenticating Agent or the registrar in exchange for Registered Securities.

At the option of the Holder, except as otherwise specified pursuant to Section 3.01(11), 3.01(12) or Section 3.01(13), Bearer Securities of any series may be exchanged for Registered Securities (if the Debt Securities of such series are issuable as Registered Securities) or (in the case of Bearer Securities not represented by a Permanent Global Security) Bearer Securities (if Bearer Securities of such series are issuable in more than one denomination) of such series of like tenor and aggregate principal amount (or, in the case of any Principal Indexed Security, face amount), in any authorized denomination or denominations, upon surrender of the Bearer Securities to be exchanged at the Registration Office, with all unmatured Coupons and all matured Coupons in default or unpresented thereto appertaining; provided, however, that delivery of a Bearer Security shall occur only outside the United States. If the Holder of a Bearer Security is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default or unpresented, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Registrar in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Registrar if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to any Paying Agent any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 10.02, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at the Registration Office in exchange for a Registered Security of the same series after the close of business at the Registration Office on (i) any Regular Record Date and before the opening of business at the Registration Office on the relevant Interest Payment Date or (ii) any Special Record Date and before the opening of business at the Registration Office on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date of payment, as the case may be.

Whenever any Debt Securities are so surrendered for exchange, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver, the Debt Securities that the Holder making the exchange is entitled to receive.

The Company’s express election pursuant to Section 3.01(13) (if any) shall no longer be effective with respect to the Debt Securities of such series if at any time (1) (i) the Depositary for the Debt Securities of a series notifies the Company in writing that it is unwilling or unable to continue as Depositary for the Debt Securities of such series and a successor Depositary is not appointed by the Company within 90 days of such notification, or (ii) the Depositary is unable to or ceases to be eligible as a clearing agency registered under the Exchange Act and a successor to the Depositary registered under the Exchange Act is not appointed by the Company within 90 days or (2) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary. In any such event the Company will execute, and the Trustee or the Authenticating Agent, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, definitive Debt Securities of such series or any portion thereof in an aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) equal to the aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Global Security or Securities representing such series or portion thereof in exchange for such Global Security or Securities.

The Company may at any time and in its sole discretion determine that Debt Securities of any series issued in whole or in part in the form of one or more Global Securities shall no longer be represented by such Global Security or Global Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, definitive Debt Securities of such series in an aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) equal to the aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Global Security or Securities representing such series or portion thereof in exchange for such Global Security or Securities.

Unless otherwise specified by the Company pursuant to Section 3.01 with respect to the Debt Securities of any series, the Depositary for such series may surrender a Global Security representing Debt Securities of such series or any portion thereof in exchange in whole or in part for definitive Debt Securities of such series on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver such Debt Securities to the Registrar. In turn, the Registrar shall deliver, without service charge,

(a)           to each Person specified by such Depositary a new definitive Debt Security or Debt Securities of such series, of like tenor and in an aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) equal to and in exchange for such Person’s beneficial interest in the Global Security, in any authorized denomination or denominations; and

(b)           to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount (or, in the case of any Principal Indexed Security, face amount) of the surrendered Global Security and the aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the definitive Debt Securities delivered to such Persons.

In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee or the Authenticating Agent will authenticate and deliver Debt Securities (i) in definitive registered form in authorized denominations, if the Debt Securities of such series are issuable as Registered Securities, (ii) in definitive bearer form in authorized denominations with or without Coupons attached, as applicable, if the Debt Securities of such series are issuable as Bearer Securities or (iii) as either Registered Securities or Bearer Securities, if the Debt Securities of such series are issuable in either form; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Global Security unless the Company or its agent shall have received from the person entitled to receive the definitive Bearer Security a certificate substantially in the form set forth in Exhibit A hereto; and provided further that delivery of a Bearer Security shall occur only outside the United States; and provided further that no definitive Bearer Security will be issued if the Company has reason to know that such certificate is false.

Upon the exchange in whole of a Global Security for the definitive Debt Securities represented thereby, such Global Security shall be cancelled by the Trustee or delivered to the Trustee for cancellation. Registered Securities issued in exchange for a Global Security or any portion thereof pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security shall instruct the Trustee and the Registrar. The Registrar shall deliver such Registered Securities to the Persons in whose names such Registered Securities are so registered.

The Registrar shall deliver Bearer Securities issued in exchange for a Global Security or any portion thereof pursuant to this Section to the Persons, and in such authorized denominations, as the Depositary for such Global Security shall instruct the Registrar; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Global Security unless the Company or its agent shall have received from the person entitled to receive the definitive Bearer Security a certificate substantially in the form set forth in Exhibit A hereto; and provided further that delivery of a Bearer Security shall occur only outside the United States; and provided further that no definitive Bearer Security will be issued if the Company has reason to know that such certificate is false.

Notwithstanding any other provision in this Indenture, unless express provision is made otherwise under Section 3.01 hereof, Global Securities shall, if exchangeable at all, only be exchangeable, in whole or in part, for definitive Debt Securities in registered form.

Interests in a Permanent Global Security may be exchanged for definitive Registered Securities of the same series if the Holder of such Permanent Global Security notifies the Company in writing that the owner of a beneficial interest in such Permanent Global Security has requested in writing to the Holder, in accordance with the instructions of the Holder, that definitive Registered Securities be issued to such owner in respect thereof. In such event the Company will execute, and the Trustee or the Authenticating Agent, upon receipt of a Company Order for the authentication and delivery of definitive Registered Securities of such series will authenticate and deliver such definitive Registered Securities. Any such definitive Registered Securities so issued shall be registered in the name of such Person or Persons as the Holder shall instruct the Trustee and the Registrar in writing. Upon the exchange in whole or in part of a Permanent Global Security for definitive Registered Securities in corresponding aggregate principal amount, such Permanent Global Security shall be delivered to the Trustee for cancellation, in the case of an exchange in whole, or reduction, in the case of an exchange in part.

All Debt Securities issued upon any registration of transfer or exchange of Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Debt Securities, other than exchanges pursuant to Section 3.04, Section 11.06 or Section 11.07 not involving any transfer.

Neither the Company, the Trustee or the Authenticating Agent, as appropriate, shall be required (i) during the period beginning at the opening of business 15 days before the day on which a notice of redemption of Debt Securities of any series selected for redemption under Section 11.04 is mailed and ending at the close of business on the day of such mailing, to issue, register the transfer of or exchange any Registered Security of such series having the same original issue date and terms as the Debt Securities so selected for redemption or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Registered Security being redeemed in part, or

(iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series (if the Debt Securities of such series are issuable as Registered Securities), provided that such Registered Security shall be immediately surrendered for redemption with written instructions for payment consistent with the provisions of this Indenture.

Section 3.06           Mutilated, Destroyed, Lost and Stolen Debt Securities.

If (i) any mutilated Debt Security or a Bearer Security with a mutilated Coupon appertaining to it is surrendered to the Trustee or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security or Coupon, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Debt Security or Coupon has been acquired by a protected purchaser, the Company shall execute, and, upon its written request, the Trustee or the Authenticating Agent shall authenticate and deliver, in exchange for any such mutilated Debt Security or a Bearer Security with a mutilated Coupon appertaining to it or to which a destroyed, lost or stolen Coupon appertains (with all appurtenant Coupons not destroyed, lost or stolen) or in lieu of any such destroyed, lost or stolen Debt Security, a new Debt Security of the same series and of like tenor and aggregate principal amount (or, in the case of any Principal Indexed Security, face amount), bearing a number not contemporaneously outstanding, with Coupons corresponding to the Coupons, if any, appertaining to such destroyed, lost or stolen Debt Security or to the Debt Security to which such destroyed, lost or stolen Coupon appertains; provided, however, that delivery of a Bearer Security shall occur only outside the United States.

In case any such mutilated, destroyed, lost or stolen Debt Security or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debt Security, pay such Debt Security or Coupon; provided, however, that payment of any principal of (and premium, if any, on) or interest on Bearer Securities not represented by a Permanent Global Security shall, except as otherwise provided in Section 10.02, be payable only at an office or agency located outside the United States; and provided further that, with respect to any such Coupon, interest represented thereby shall be payable only upon presentation and surrender of the Bearer Security to which such Coupon appertains.

Upon the issuance of any new Debt Security or Coupon under this Section, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Debt Security of any series, with its Coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Debt Security, or in exchange for a Bearer Security to which a destroyed, lost or stolen Coupon appertains shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security and its Coupons, if any, shall be at any time enforceable by anyone, and any such new Debt Security and its Coupons, if any, or the destroyed, lost or stolen Coupon shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of that series and their Coupons, if any, duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities or Coupons.

Section 3.07           Payment of Interest; Interest Rights Preserved.

Interest, if any, in respect of any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest.  In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

Payment of interest, if any, in respect of any Registered Security or any Permanent Global Security may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register, or by wire transfer or transfer by any other means to an account designated in writing by such Person to the Paying Agent at least 15 days prior to such payment date or by any other means specified pursuant to Section 3.01.

Interest in respect of any Bearer Security with Coupons that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Holder of the Coupon that has matured on such Interest Payment Date upon surrender of such Coupon on such Interest Payment Date at the Place of Payment outside the United States specified pursuant to Section 3.01.

Interest, if any, in respect of any Bearer Security without Coupons that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Holder of the Bearer Security upon presentation of such Bearer Security and notation thereon on such Interest Payment Date at the Place of Payment outside the United States specified pursuant to Section 3.01.

Any interest in respect of Registered Securities or any Permanent Global Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holders thereof on the relevant Regular Record Date by virtue of their having been such Holders; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1)           The Company may elect to make payment of such Defaulted Interest to the Persons in whose names such Registered Securities (or their respective Predecessor Debt Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Paying Agent and the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee and the Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided and shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 15 days after the receipt by the Trustee and the Paying Agent of the notice of the proposed payment. Unless the Trustee is acting as the Registrar, promptly after such Special Record Date, the Company shall furnish the Trustee with a list, or shall make arrangements satisfactory to the Trustee with respect thereto, of the names and addresses of, and respective principal amounts (or, in the case of any Principal Indexed Security, face amount) of such Registered Securities held by, the Holders appearing on the Register at the close of business on such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of such Registered Securities at his address as it appears in the Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Registered Securities (or their respective Predecessor Debt Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2). In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such proposed date of payment, and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

(2)           The Company may make payment of any Defaulted Interest on Registered Securities of any series or any Permanent Global Security in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Registered Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Debt Security delivered under this Indenture upon registration of transfer of or exchange for or in lieu of any other Debt Security shall carry the rights to interest, if any, accrued and unpaid, and to accrue, that were carried by such other Debt Security.

Section 3.08           Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee, the Registrar and the Paying Agent and any agent of the Company, the Trustee, the Registrar or the Paying Agent may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of any principal, premium or (subject to Section 3.07) interest in respect of such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee, the Registrar, the Paying Agent nor any agent of the Company, the Registrar, the Paying Agent or the Trustee shall be affected by notice to the contrary.

The Company, the Trustee and any agent of the Company or the Trustee shall treat the bearer of any Bearer Security and the bearer of any Coupon as the absolute owner of such Bearer Security or Coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Bearer Security or Coupon be overdue, and neither the Company or the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as holder of any Security.

Section 3.09           Cancellation.

Unless otherwise specified pursuant to Section 3.01 above with respect to the Debt Securities of any series, all Debt Securities and Coupons surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be promptly delivered to the Trustee for cancellation. The Company may at any time deliver to the Trustee for cancellation any Debt Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Debt Securities so delivered shall be promptly cancelled by the Trustee in accordance with its customary procedures. No Debt Securities shall be authenticated in lieu of or in exchange for any Debt Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debt Securities and Coupons held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and upon the request of the Company, certification of their destruction shall be delivered to the Company unless by a Company Order the Company shall direct that the cancelled Debt Securities or Coupons be returned to it.

Section 3.10           Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 with respect to the Debt Securities of any series, any interest on the Debt Securities of each series, which is not denominated in Euro, shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on Debt Securities of each series denominated in Euro will be computed on the basis of the actual number of days in the calculation period divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (a) the actual number of days in that portion of the calculation period falling in a leap year, divided by 366 and (b) the actual number of days in that portion of the calculation period falling in a non-leap year, divided by 365).

Section 3.11           Payment in Currencies.

(1)           Payment of any principal (and premium, if any) or interest in respect of the Debt Securities of any series shall be made in the currency or currencies specified pursuant to Section 3.01 with respect to the Debt Securities of such series; provided that, if so specified pursuant to Section 3.01, the Holder of such series may elect to receive such payment in Dollars or in any other currency designated for such purpose pursuant to Section 3.01. A Holder may make such election by delivering to the Paying Agent (with a copy to the Trustee and Exchange Rate Agent) a written notice thereof, substantially in the form attached hereto as Exhibit B or in such other form as may be acceptable to the Paying Agent, not later than the close of business on the Regular Record Date or Special Record Date immediately preceding the applicable Interest Payment Date or the fifteenth day immediately preceding the Maturity, if any, of any principal, as the case may be. Such election shall remain in effect with respect to such Holder until such Holder delivers to the Paying Agent (with a copy to the Trustee and Exchange Rate Agent), a written notice substantially in the form attached hereto as Exhibit B or in such other form as may be acceptable to the Paying Agent specifying a change in the currency in which such payment is to be made; provided that any such notice must be delivered to the Paying Agent (with a copy to the Trustee and Exchange Rate Agent) not later than the close of business on the Regular Record Date or Special Record Date immediately preceding the next Interest Payment Date or the fifteenth day immediately preceding the Maturity, if any, of any principal, as the case may be, in order to be effective for the payment to be made thereon; and provided further that no such change in currency may be made with respect to payments to be made on any Registered Security with respect to which notice of redemption has been given by the Company pursuant to Article Eleven.

(2)           Except as otherwise specified pursuant to Section 3.01 with respect to the Debt Securities of any series, the Paying Agent shall deliver to the Company, the Trustee and the Exchange Rate Agent, if any, not later than the fourth Business Day after the Regular Record Date or Special Record Date with respect to an Interest Payment Date or the tenth day immediately preceding the Maturity, if any, of any principal, as the case may be, with respect to Debt Securities of any series, a written notice specifying, in the currency or currencies in which such Debt Securities are denominated, the aggregate amount of any principal (and premium, if any) or interest on such Debt Securities to be paid on such payment date. If payments on any such

Debt Securities are designated to be made in a currency other than the currency in which such Debt Securities are denominated, or if at least one Holder of a Registered Security has made the election referred to in Subsection (1) above with respect to such Debt Securities, then the written notice referred to in the preceding sentence shall also specify, in each currency in which payment with respect to such Debt Securities is to be made pursuant to said Subsection (1), the amount of any principal, premium or interest in respect of such Debt Securities to be paid in such currency on such payment date which shall be determined by the Exchange Rate Agent and notified to the Paying Agent in an Exchange Rate Agent’s Certificate.

(3)           The Exchange Rate Agent shall deliver, not later than the sixth Business Day following each Regular Record Date or Special Record Date or the fifth day immediately preceding the Maturity, if any, of any principal, as the case may be, to the Trustee, the Paying Agent and the Company an Exchange Rate Agent’s Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. Except as otherwise specified pursuant to Section 3.01 with respect to the Debt Securities of any series, the amount receivable by Holders of Registered Securities of any series who have elected payment as provided in Subsection (1) above in a currency other than the currency in which such Registered Securities are denominated shall be determined by the Exchange Rate Agent on the basis of the applicable Exchange Rate set forth in the applicable Exchange Rate Agent’s Certificate.

(4)           Except as otherwise specified pursuant to Section 3.01 with respect to the Debt Securities of any series, if the Foreign Currency in which Registered Securities of any series are denominated ceases to be used both by the government of the country issuing such Foreign Currency and for the settlement of transactions by public institutions of or within the international banking community, then, with respect to each date for the payment of any principal (and premium, if any) or interest in respect of such Debt Securities and any Coupons appertaining thereto occurring after the final date on which such Foreign Currency was so used, all payments in respect of such Debt Securities and any Coupons appertaining thereto shall be made in Dollars; provided that payment to a Holder of such a Registered Security shall be made in a different Foreign Currency if that Holder has elected or elects payment in such Foreign Currency as provided for by Subsection (1) above. If payment is to be made in Dollars to Holders of any such Debt Securities or Coupons pursuant to the provisions of the preceding sentence, then the amount to be paid in Dollars on a payment date by the Company to the Paying Agent (who shall promptly notify the Trustee) and by the Paying Agent (who shall promptly notify the Trustee) to such Holders shall be determined by the Exchange Rate Agent (who shall promptly notify the Trustee of such determinations) as of the Regular Record Date or Special Record Date with respect to such Interest Payment Date or the fifteenth day immediately preceding the Maturity, if any, of any principal, as the case may be, and shall be equal to the sum obtained by converting the specified Foreign Currency into Dollars at the Exchange Rate on the last such Record Date on which such Foreign Currency was so used in either such capacity.

(5)           All decisions and determinations of the Exchange Rate Agent regarding conversion of any Foreign Currency into Dollars pursuant to Subsection (4) above or as specified pursuant to Section 3.01 with respect to the Debt Securities of any series shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company and all Holders of the Debt Securities. If a Foreign Currency in which payment in respect of Debt Securities of any series may be made, pursuant to Subsection (1) above, ceases to be used both by the government of the country issuing such currency and for the settlement of transactions by public institutions of or within the international banking community, the Company after learning thereof will give notice thereof to the Trustee and the Paying Agent immediately (and the Trustee promptly thereafter will give notice to the Holders of such Debt Securities in the manner provided in Section 1.06) specifying the last date on which such Foreign Currency was used for the payment of any principal, premium or interest in respect of such Debt Securities. The Trustee and the Paying Agent shall be fully justified and protected in relying conclusively and acting upon the information so received by it from the Company and Exchange Rate Agent and shall not otherwise have any duty or obligation to determine such information independently.

Section 3.12           Certification by a Person Entitled to Delivery of a Bearer Security.

Whenever any provision of this Indenture or a Debt Security contemplates that certification be given by a Person entitled to delivery of a Bearer Security, such certification shall be provided substantially in the form of Exhibit A hereto as such form may be modified pursuant to a Board Resolution, with only such changes as shall be approved by the Company.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01           Satisfaction and Discharge.

If so specified pursuant to Section 3.01 and so long as no Event of Default shall be continuing and subject to compliance with any regulatory rules on notification to, or consent from (in each case, if and to the extent applicable), the Financial Services Authority and to continued compliance with any applicable capital resources requirements or overall financial adequacy rules required by the Financial Services Authority (as such requirements or rules are in force from time to time), this Indenture shall with respect to the Debt Securities of any series upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Debt Securities herein expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments, in a form satisfactory to the Company and the Trustee, acknowledging satisfaction and discharge of this Indenture, when

(1)           either:

(a)           all Debt Securities of such series theretofore authenticated and delivered and all Coupons appertaining thereto (other than (1) Coupons appertaining to Bearer Securities surrendered in exchange for Registered Securities and maturing after such exchange, surrender of which is not required or has been waived as provided in Section 3.05, (2) Debt Securities and Coupons of such series that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.06, (3) Coupons appertaining to Bearer Securities of such series called for redemption and maturing after the relevant Redemption Date, surrender of which has been waived as provided in Section 11.06 and (4) Debt Securities and Coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(b)           all such Debt Securities of such series not theretofore delivered to the Trustee for cancellation:

(1)           have become due and payable,

(2)           will become due and payable at their Stated Maturity, if any, within one year, or

(3)           are to be called for redemption, Exchange or Conversion within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the currency in which such Debt Securities are payable sufficient to pay and discharge the entire indebtedness on such Debt Securities and Coupons for any principal (and premium, if any) or interest to the date of such deposit (in the case of Debt Securities and Coupons which have become due and payable) or to the Stated Maturity or Redemption Date or Event Date, as the case may be;

(2)           the Company has paid or caused to be paid all other sums payable hereunder by the Company in respect of the Debt Securities of such series (including any amounts owed to the Trustee under Section 6.07); and

(3)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive. The Company’s rights and obligations under this Section 4.01 shall be subject to the provision of notice to, and the receipt of no objection or the consent of, the Financial Services Authority, each if required.

Section 4.02           Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities, the Coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Persons entitled thereto, of any principal (and premium, if any) and interest, if any, for which payment such money has been deposited with the Trustee.

ARTICLE 5

REMEDIES

Section 5.01           Events of Default.

Unless otherwise specified pursuant to Section 3.01 “Event of Default,” wherever used herein with respect to Debt Securities of any series, means any one of the following events:

(1)           The failure to pay any interest due in respect of such Debt Securities or any of them (including any Arrears of Interest and any related Additional Amounts) if such failure continues for a period of seven days after the applicable due date, or

(2)           The failure to pay any amount of principal or premium (if any) due in respect of such Debt Securities or any of them if such failure continues for a period of seven days after the applicable due date.

For the avoidance of doubt, unless otherwise specified pursuant to Section 3.01, Events of Default are limited to the foregoing circumstances where payment has become due.  No payment of principal, or premium, if any, or interest (together with any Arrears of Interest, if applicable) and any other amount otherwise due and payable under the Debt Securities of a series (including any Additional Amounts) will be due on the relevant payment date for any purpose under this Indenture or such Debt Securities if the Company has exercised an option which it may have to defer such payment, or a condition exists (or upon payment, would exist) that requires the deferral of such payment, all as and to the extent such deferral provisions are specified with respect to the Debt Securities of such series pursuant to Section 3.01.

Section 5.02           Remedies.

Unless otherwise specified pursuant to Section 3.01:

(1)           If an Event of Default occurs and is continuing with respect to the Debt Securities of a series, the Trustee may institute proceedings for the winding-up of the Company in England and Wales (but not elsewhere) and/or prove in the winding-up or administration of the Company and/or claim in the liquidation of the Company for such payment, but the Trustee may take no further or other action to enforce, prove or claim for any such payment and may not (except as set forth in paragraph (2) below) declare interest on or the principal amount of such Outstanding Debt Securities due and payable. No payment in respect of such Debt Securities or the Indenture may be made by the Company as the result of an Event of Default, nor will the Trustee accept the same, otherwise than during or after a winding-up or after an administrator of the Company has given notice that it intends to declare and distribute a dividend, unless the Company has given prior written notice (with a copy to the Trustee) to, and received consent (if required) from, the Financial Services Authority, which the Company shall confirm in writing to the Trustee.

(2)           If an order is made by the competent court or resolution passed for the winding-up of the Company (except in the case of a Qualifying Solvent Winding-Up), or an administrator of the Company has been appointed (who gives notice that it intends to declare and distribute a dividend), the Trustee at its discretion may, and if so requested by Holders of at least 25% in aggregate principal amount of the Debt Securities of a series then outstanding shall, and Holders of at least 25% in aggregate principal amount of the Debt Securities then Outstanding may, give notice to the Company that such Debt Securities (including principal, premium (if any), interest, if any and Arrears of Interest and Additional Amounts, if any) are, and they shall accordingly forthwith become, immediately due and repayable.

(3)           Without prejudice to the provisions of Sections 5.01, 5.02(1) and 5.02(2), the Trustee may (but shall not be obligated to) without further notice, institute such proceedings against the Company as it may think fit to enforce any obligation, condition or provision binding on the Company (which the Company has failed to perform or comply with) under the Indenture or the Debt Securities of a series (other than any payment obligation of the Company under or arising from such Debt Securities or the Indenture including, without limitation, payment of any principal, or premium, if any, or interest (together with any Arrears of Interest, if applicable) and any other amount otherwise due and payable under such Debt Securities (including any Additional Amounts, and any damages awarded for breach of any obligations under such Debt Securities or the Indenture)), and in no event shall the Company, by virtue of the institution of any such proceedings, be obliged to pay any sum or sums (in cash or otherwise) sooner than the same would otherwise have been payable by it. Nothing in this Section 5.02(3) shall, subject to the provisions of Sections 5.01, 5.02(1) and 5.02(2), prevent the Trustee from instituting proceedings for the winding-up of the Company, proving in any winding-up of the Company and/or claiming in any liquidation of the Company in respect of any payment obligations of the Company arising from Debt Securities of a series or the Indenture (including without limitation, payment of any principal, or premium, if any, or interest (together with any Arrears of Interest, if applicable) and any other amount otherwise due and payable under such Debt Securities (including any Additional Amounts and any damages awarded for any breach of any obligations under such Debt Securities or the Indenture)).

(4)           Subject to Section 5.08 and Section 6.07, no remedy against the Company, other than as provided in this Section 5.02, including but not limited to any right to institute winding up proceedings, shall be available to the Trustee or to the Holders of the Debt Securities of any series, whether for the recovery of amounts due in respect of such Debt Securities or for any breach of any other obligations of the Company under such Debt Securities or the Indenture.

For the avoidance of doubt, this Section 5.02 shall not apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

Section 5.03           Rescission and Annulment.

At any time after a declaration of acceleration with respect to Debt Securities of any series has been made in accordance with Section 5.02(2) and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)           the Company has paid or deposited with the Trustee a sum sufficient to pay:

(a)           the principal of (and premium, if any, on) any Debt Securities of such series which have become due and payable otherwise than by such declaration of acceleration and any due and payable interest, and overdue interest, if any, thereon at the rate or rates prescribed therefor in such Debt Securities; and

(b)           all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)           all Events of Default with respect to the Debt Securities of such series have been remedied.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.04           Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company or any other obligor upon the Debt Securities of a particular series or any related Coupons or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether any principal in respect of such Debt Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1)           to file and prove a claim for the whole amount of any principal (and premium, if any) or interest owing and unpaid with respect to the Debt Securities of such series and any appurtenant Coupons and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, custodian, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or Coupons or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

The provisions of this Section 5.04 are subject to the provisions of Article Twelve.  This Section 5.04 is not intended to expand the remedies available as set forth in Section 5.02 upon an Event of Default.

Section 5.05           Trustee May Enforce Claims Without Possession of Debt Securities or Coupons.

All rights of action and claims under this Indenture or the Debt Securities of any series or Coupons may be prosecuted and enforced by the Trustee without the possession of any of the Debt Securities or Coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debt Securities of any such series and Coupons in respect of which such judgment has been recovered.

Section 5.06           Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall, subject to the provisions of Article Twelve, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of any principal, premium or interest, upon presentation of the Debt Securities or any Coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for any principal of (and premium, if any, on) or interest on the series of Debt Securities and any appurtenant Coupons, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Debt Securities and any appurtenant Coupons for any principal (and premium, if any) or interest, respectively; and

THIRD: The balance, if any, to the Company or other Person or Persons entitled thereto.

Section 5.07           Limitation on Suits.

No Holder of any Debt Security of any series and any appurtenant Coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, such Debt Securities or for the appointment of a receiver or trustee, or for any other remedy hereunder or under such Debt Securities, unless:

(1)           such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debt Securities of such series;

(2)           the Holders of not less than 25% in aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities of such series have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)           such Holder or Holders have offered to the Trustee indemnity and/or security reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4)           the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(5)           during such 60-day period, the Holders of not less than a majority in aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities of such series have not given the Trustee a direction that is inconsistent with such written request;

it being understood and intended that (x) in such case such Holders shall have only those rights and remedies against the Company that the Trustee is able to exercise under this Indenture and (y) no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 5.08           Right of Holders to Receive Any Principal, Premium and Interest.

Subject to Article 12, notwithstanding any other provision in this Indenture, the right of any Holder of any Debt Security or Coupon to receive payment of any principal of (and premium, if any, on) or interest on such Debt Security or payment of such Coupon on or after the date upon which such payment is due in accordance with the terms of such Debt Security or Coupon, and to institute suit for the enforcement of any such payment on or after such date, shall not be impaired without the consent of such Holder.

Section 5.09           Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10           Rights and Remedies Cumulative.

Except as otherwise provided in the last sentence of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy herein conferred or reserved, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder. The assertion or employment of any right or remedy hereunder, shall not prevent the concurrent assertion or employment of any other right or remedy herein conferred or reserved.

Section 5.11           Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Debt Security or Coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12           Control by Holders of Debt Securities.

The Holders of a majority in aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities of any series affected (with each series voting as a separate class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, provided that

(1)           such direction shall not be in conflict with any rule of law or with this Indenture;

(2)           subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that (i) the proceeding so directed would be unjustly prejudicial to the rights of another Holder of Debt Securities or (ii) the action or proceeding so directed would involve the Trustee in personal liability (taking into account the Trustee’s right to receive indemnification under Section 6.03(5));

(3)           the Trustee may take any other action deemed proper by the Trustee, which is not inconsistent with such direction; and

(4)           Upon receipt by the Trustee of any written notice directing the time, method or place of conducting any such proceeding or exercising any such trust or power, with respect to Debt Securities of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities of such series entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice.  The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided that, unless Holders of a majority in principal amount of the Outstanding Securities of such series shall have joined in such notice prior to the day which is 90 days after such record date, such notice shall automatically and without further action by any Holder be cancelled and of no further effect.  Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new notice identical to a notice which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.12.

Section 5.13           Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities of any series may, on behalf of the Holders of all the Debt Securities of such series and any related Coupons, waive any past default by the Company in the performance of its obligations under such Debt Securities and this Indenture and the consequences of such default except:

(1)           a default in the payment of principal of, or premium or interest on any Debt Security of such series, and

(2)           a default in respect of provisions the amendment of which requires the consent of all Holders of the Outstanding Debt Securities of such series.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14           Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Debt Security or Coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities of any series, or to any suit instituted by any Holder pursuant to Section 5.08, if applicable.

ARTICLE 6
THE TRUSTEE

Section 6.01           Certain Duties and Responsibilities.

(1)           With respect to Debt Securities of any series, except during the continuance of an Event of Default with respect to the Debt Securities of such series,

(a)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(2)           In case an Event of Default with respect to Debt Securities of any series or any appurtenant Coupons has occurred and is continuing, the Trustee shall, with respect to the Debt Securities of such series or any appurtenant Coupons, as the case may be, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(3)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(a)           this Subsection shall not be construed to limit the effect of Subsection (1) of this Section;

(b)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c)           the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Debt Securities of any series in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(4)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(5)           Notwithstanding any other provision of this Indenture, under no circumstances shall the Trustee be deemed to have fiduciary obligations with respect to any Person (including, without limitation, Senior Creditors) other than Holders of Debt Securities, as and to the extent provided in this Indenture.

(6)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02           Notice of Defaults.

As soon as practicable after the receipt of a Deferral Notice and promptly after the occurrence of any Event of Default hereunder with respect to Debt Securities of any series the Trustee shall give to Holders of Debt Securities of such series in the manner set forth in Section 1.06 notice of each such Deferral Notice or Event of Default hereunder known to the Trustee, unless in the case of notice regarding an Event of Default such Event of Default shall have been cured or waived before the giving of such notice; provided, that the Trustee shall be protected in withholding notice of an Event of Default if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee reasonably determines that the withholding of such notice is in the interest of the Holders of Debt Securities of such series.

Section 6.03           Certain Rights of Trustee.

Except as otherwise provided in Section 6.01:

(1)           the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon, whether in original or facsimile form, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, Coupon or other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(3)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, require and conclusively rely upon an Officers’ Certificate and an Opinion of Counsel;

(4)           the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Debt Securities of such series or any related Coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(6)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, Coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(7)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)           the Trustee shall not be deemed to have notice of any Event of Default or violation of any obligation, condition or provision binding on the Company unless written notice of any event which is in fact such a default or violation is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debt Securities and this Indenture;

(9)           the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

(10)         the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(11)         The right of the Trustee to perform any discretionary or permissive act enumerated in this Indenture shall not be construed as a duty.

(12)         The Trustee is authorized to obey and comply, in any manner it or its counsel deems appropriate, with all writs, order, judgments, awards, decrees issued or process entered by any court or arbitral tribunal with respect to this Indenture and if the Trustee so complies, it shall not be liable to any party hereto or to any other party or person notwithstanding that any such writ, order, judgment, award, decree or process may be subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without competent jurisdiction.

(13)         Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

In no event shall the Trustee be liable, directly or indirectly, for any special, indirect or consequential damages, even if the Trustee has been advised of the possibility of such damages.

Section 6.04           Not Responsible for Recitals or Issuance of Debt Securities.

The recitals contained herein and in the Debt Securities, except the Trustee’s certificates of authentication, and in any Coupons shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities of any series or of any Coupons. The Trustee shall not be accountable for the use or application by the Company or any Paying Agent of any Debt Securities or the proceeds thereof.

Section 6.05           May Hold Debt Securities or Coupons.

The Trustee, any Paying Agent, the Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and Coupons, and, subject to Section 6.08 and Section 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.06           Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law, except that the Trustee shall segregate moneys, funds and accounts held by the Trustee in one currency or currency unit from any moneys, funds or accounts in any other currencies or currency units. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 6.07           Compensation and Reimbursement.

The Company agrees:

(1)           to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the parties shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)           to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(3)           to indemnify each of the Trustee and any predecessor Trustee and their agents for, and to hold it harmless against, any loss, liability, claim, damage or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Debt Securities and any Coupons upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of any principal (and premium, if any) or interest in respect of any Debt Securities or Coupons.

The accrued obligations of the Company under this Section 6.07 to compensate and indemnify the Trustee for expenses, losses, liabilities, disbursements and advances shall (i) survive the termination, satisfaction and discharge of the Indenture, including any termination under any applicable bankruptcy or similar law or the removal or resignation of the Trustee and (ii) not be subject to deferral of any sort.

When the Trustee incurs expenses or renders services after an Event of Default pursuant to Section 5.02 hereof, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any bankruptcy law or similar law.

Section 6.08           Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 6.09           Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder that shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State, District of Columbia or foreign supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10           Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.  The Trustee may resign at any time with respect to the Debt Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction (at the expense of the Company) for the appointment of a successor Trustee with respect to the Debt Securities of such series.

The Trustee may be removed at any time with respect to the Debt Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series, delivered to the Trustee and the Company.

If at any time:

(1)                                  the Trustee shall fail to comply Section 6.08 with respect to the Debt Securities of any series after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months, or

(2)                                  the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)                                  the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its property or affairs, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, or

(4)                                  the Trustee shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Debt Securities or (ii) subject to Section 5.14, any such Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee for the Debt Securities of such series and the appointment of a successor Trustee.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Debt Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Debt Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Debt Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Debt Securities of any particular series) and shall comply with the applicable requirements of Section 6.11.  If within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debt Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Debt Securities of such series, and, to that extent, supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debt Securities of any series shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner hereinafter provided within 30 days after the retiring Trustee resigns or is removed, the Trustee at the expense of the Company or any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debt Securities of any series and each appointment of a successor Trustee with respect to the Debt Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Registered Securities, if any, of such series as their names and addresses appear in the Register and, if Debt Securities of such series are issuable as Bearer Securities, by publishing notice of such event once in an Authorized Newspaper in each Place of Payment located outside the United States. Each notice shall include the name of the successor Trustee with respect to the Debt Securities of such series and the address of its Corporate Trust Office.

Section 6.11                                Acceptance of Appointment by Successor.

In the case of an appointment hereunder of a successor Trustee with respect to all Debt Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the retiring Trustee upon payment of its charges and each successor Trustee with respect to the Debt Securities of the relevant series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer to and vest in each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in this Section.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12                                Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt Securities. In case any Debt Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Debt Securities, in either its own name or that of such predecessor Trustee, with the full force and effect that this Indenture provides for the certificate of authentication of the Trustee.

Section 6.13                                Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debt Securities of a series), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14                                Appointment of Authenticating Agent.

Upon a Company Request, the Trustee may appoint an authenticating agent with respect to the Debt Securities of one or more series (the “Authenticating Agent”), for such period as the Company shall elect, which will be authorized to act as the Trustee’s agent on the Trustee’s behalf to authenticate and deliver the Debt Securities of such series. Debt Securities of such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Debt Securities of any series by the Trustee or to the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by the Authenticating Agent for such series or the certificate of authentication executed on behalf of such Trustee by such Authenticating Agent, as the case may be. Such Authenticating Agent shall at all times meet the eligibility requirements for the Trustee set forth in Section 6.09.

Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Debt Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Company, the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign with respect to the Debt Securities of one or more series by giving written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of such termination to such Authenticating Agent and the Company.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section with respect to the Debt Securities of one or more series, the Trustee shall upon Company Request appoint a successor Authenticating Agent, and the Company shall provide notice of such appointment to all Holders of Debt Securities of such series in the manner and to the extent provided in Section 1.06. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services.

Section 6.15                                Appointment of Co-Trustee.

(a)                                  Notwithstanding any other provisions in this Indenture (except for Section 1.07), at any time, solely for the purpose of meeting the legal requirements of any jurisdiction, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as separate trustee or trustees or as co-trustee or co-trustees, and to vest in such Person or Persons, in such capacity and subject to the other provisions of this Indenture, such powers, duties, obligations and rights as the Trustee may consider necessary or desirable.  No co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under this Indenture and no notice to Holders of Notes of the appointment of a separate trustee or co-trustee shall be required under this Indenture.

(b)                                 Every separate trustee or co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)                                     all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such co-trustee, but solely at the direction of the Trustee;

(ii)                                  no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)                               the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)                                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees or co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 6.  Each separate trustee or co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, jointly with the Trustee, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee.  Every such instrument shall be filed with the Trustee.

(d)                                 Any separate trustee or co-trustee may at any time constitute the Trustee or its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE 7
HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01                                Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee with respect to the Debt Securities of each series for which the Trustee acts as Trustee:

(1)                                  not more than 15 days after each Regular Record Date in respect of the Debt Securities of such series (or on June 30 and December 31 of each year with respect to the Debt Securities of any series for which there are no Regular Record Dates or for which there are different Regular Record Dates for Debt Securities of such series issued on different dates), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities as of such Regular Record Date or June 15 or December 16, as the case may be, and

(2)                                  at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Registrar, no such list need be furnished.

Section 7.02                                Holder Communications.

The rights of Holders to communicate with other Holders with respect to this Indenture or the Debt Securities are as provided by the Trust Indenture Act, and the Company shall comply with the requirements of Section 312(a) of the Trust Indenture Act.  Neither the Company nor the Trustee shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 7.03                                Reports by Trustee.

(1)                                  The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto; provided, however that any reports required by Section 313(a) of the Trust Indenture Act shall be transmitted by mail to Holders within 60 days after May 15 of each year commencing with the year following the first issuance of Debt Securities.

(2)                                  A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Debt Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any series of Debt Securities is listed on any stock exchange.

Section 7.04                                Reports by Company.

The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, shall be filed with the Trustee within 15 days after the same is so filed with the Commission. The Trustee shall make all such reports available for inspection by Holders at its Corporate Trust Office. Delivery of these reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate). For avoidance of doubt, in no event shall the Company be required to deliver to, or file with, the Trustee any material for which the Company is seeking, or has received, confidential treatment from the Commission.  For purposes of this Section 7.04, each document or other report of the Company that is filed with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, shall be deemed to be delivered to, and filed with, the Trustee (and, if applicable, the Holders) if such document or report is so filed through the Commission’s EDGAR or IDEA database (or any successor thereto).

ARTICLE 8
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01                                Company May Consolidate, etc., Only on Certain Terms.

The Company may, without the consent of Holders of any Debt Securities of any series Outstanding under this Indenture, consolidate or amalgamate with or merge into any other corporation or convey, transfer or lease all or substantially all of its assets to any Person, provided that:

(1)                                  the corporation formed by such consolidation or amalgamation or into which the Company is merged, or the Person which acquires, leases or is the transferee of or recipient of the conveyance or transfer, of all or substantially all of the assets of the Company shall:

(a)                                  be a corporation or other Person organized and validly existing under the laws of any country that is a member of the OECD (as the same may be constituted from time to time); and

(b)                                 expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee for each series of Debt Securities, in form reasonably satisfactory to the Trustee, with any amendments or revisions necessary to take account of the jurisdiction in which any such corporation or Person is organized (if other than England and Wales),

(A)                              the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Debt Securities and all other amounts hereunder, and

(B)                                the performance of every covenant of this Indenture and of all the Debt Securities on the part of the Company to be performed;

(2)                                  immediately after giving effect to such transaction, no Event of Default, with respect to any series of Debt Securities, and no event which,

after notice or lapse of time or both, would become an Event of Default, with respect to any series of Debt Securities, shall have occurred and be continuing and the successor entity, immediately after giving effect to the transaction, shall be solvent as defined in Article 12 hereof; and

(3)                                  the Company has delivered to the Trustee for each series of Debt Securities an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture evidencing the assumption by such corporation or Person comply with this Indenture and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

Section 8.02                                Successor Person Substituted.

Upon any consolidation, amalgamation or merger, or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor corporation formed by such consolidation or amalgamation or into which the Company is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation or Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Debt Securities and any Coupons.

ARTICLE 9
SUPPLEMENTAL INDENTURES

Section 9.01                                Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders of Debt Securities or Coupons, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)                                  to evidence the succession of another Person to the Company and the assumption by such successor Person of the covenants of the Company herein and in the Debt Securities contained;

(2)                                  to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or Coupons (and, if such covenants are to be for the benefit of less than all series of Debt Securities or Coupons, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

(3)                                  to change or eliminate any restrictions on the payment of any principal of (or premium, if any, on) or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities or to permit or facilitate the issuance of Debt Securities in uncertificated or book-entry form;

provided that no such action shall adversely affect the interests of the Holders of Debt Securities of any series or any related Coupons in any material respect;

(4)                                  to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall be effective only with respect to any series of Debt Securities created subsequent to the execution of such supplemental indenture;

(5)                                  to establish the form or terms of Debt Securities of any series and any related Coupons as permitted by Section 2.01 and Section 3.01;

(6)                                  to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debt Securities of one or more series and to add to, change or eliminate any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11;

(7)                                  to secure the Debt Securities;

(8)                                  to reflect a Permitted Variation;

(9)                                  to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders of Debt Securities of any series or any related Coupons in any material respect;

(10)                            to add, to change or to eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendment to the Trust Indenture Act; or

(11)                            to modify, alter, amend or supplement this Indenture in any other respect which is not materially adverse to Holders.

Section 9.02                                Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights under this Indenture of the Holders of Debt Securities of such series and any related Coupons; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security or Coupon affected thereby:

(1)                                  (a) change the Stated Maturity of any principal or any installment of interest payable in respect of any Debt Security, or change any Redemption Date (other than any extension of the period during which an optional redemption right may not be exercised by the Company, which may be effected without the consent of Holders), (b) reduce the principal amount (or, in the case of any Principal Indexed Security, face amount) thereof or any premium payable upon redemption thereof, (c) reduce the interest payable with respect to such Debt Securities, (d) reduce the Company’s obligations to pay any Arrears of Interest, or Additional Amounts (without prejudice to any potential changes to such latter obligation that may be specified pursuant to Section 3.01 with respect to the Debt Securities of a series in a transaction subject to Section 8.01), (e) change the manner in which the amount of any payment of any principal, premium or interest in respect of any Indexed Security is determined, (f) reduce the amount of the principal of a Discount Debt Security that would be due and payable upon an acceleration of the Maturity thereof, (g) change the coin or currency in which any principal (and premium, if any) or any interest or any Coupon or any related deferred payment is payable, (h) change the Place of Payment to a location other than The City of New York or (i) impair the rights set forth in Section 5.08;

(2)                                  reduce the percentage of the aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities affected thereby, the consent of whose Holders is necessary for the modification or amendment of this Indenture;

(3)                                  change, in any manner adverse to the interests of the Holders of Debt Securities of such series, the subordination provisions of the Debt Securities of such series; or

(4)                                  modify any of the above requirements set out in clauses (1) to (3) of this sentence.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Debt Securities, or that modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.

Section 9.03                                Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel from the Company stating that the supplemental indenture is authorized or permitted by the terms of the Indenture, the execution and delivery of such supplemental indenture has been duly authorized by all necessary corporate action, such supplemental indenture has been duly executed and delivered and, assuming that the Trustee has satisfied those legal requirements that are applicable to it to the extent necessary to make such supplemental indenture enforceable against it, is a legal, valid, binding and enforceable agreement of the Company subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04                                Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of any Debt Security theretofore or thereafter authenticated and delivered hereunder and of any Coupons appertaining thereto shall be bound thereby unless such supplemental indenture by its terms, applies to only a specific series of Debt Securities.

Section 9.05                                Conformity with Trust Indenture Act and Financial Services Authority Requirements.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act. The Company’s rights and obligations under this Article Nine shall be subject to compliance with any regulatory rules on notification to, or consent from (in each case, if and to the extent applicable), the Financial Services Authority and to continued compliance with any applicable capital resources requirements or overall financial adequacy rules required by the Financial Services Authority (as such requirements or rules are in force from time to time).

Section 9.06                                Reference in Debt Securities to Supplemental Indentures.

Debt Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in a form satisfactory to the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debt Securities of any series and any appurtenant Coupons so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee or the Authenticating Agent in exchange for Outstanding Debt Securities of such series and any appurtenant Coupons.

ARTICLE 10
COVENANTS

Section 10.01                          Payment of Any Principal, Premium or Interest.

The Company covenants and agrees for the benefit of each series of Debt Securities and any appurtenant Coupons that it will duly and punctually pay any principal of (and premium, if any, on) or interest on such Debt Securities and any appurtenant Coupons in accordance with the terms of such Debt Securities, any appurtenant Coupons and this Indenture. Any interest due in respect of Bearer Securities on or before Maturity, other than in respect of Bearer Securities of a series in global form and other than Additional Amounts, if any, payable as provided in Section 10.04 in respect of any principal of (and premium, if any, on) and interest on such a Security, shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature.

No payment of any principal, premium or interest in respect of Bearer Securities (other than a Permanent Global Security) shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that payment of any principal of (and premium, if any, on) or interest (including Additional Amounts payable in respect thereof) on any such Bearer Security may be made in Dollars at the specified office of the Paying Agent, if (but only if) payment of the full amount of such principal, premium, interest or Additional Amounts at all offices outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

Section 10.02            Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, The City of New York and in each Place of Payment for any series of Debt Securities an office or agency where Debt Securities of such series (but, except as otherwise provided below, unless such Place of Payment is located outside the United States, not Bearer Securities other than Permanent Global Debt Securities) may be presented or surrendered for payment, where Debt Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities of such series and this Indenture may be served. If Debt Securities of a series are issuable as Bearer Securities, the Company will maintain, subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for such series that is located outside the United States where Debt Securities of such series and the related Coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Debt Securities of such series pursuant to Section 10.04); provided, however, that if the Debt Securities of such series are listed on the London Stock Exchange plc or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or any other required city located outside the United States, as the case may be, so long as the Debt Securities of such series are listed on such exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee except that Bearer Securities of that series and the related Coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Bearer Securities of that series pursuant to Section 10.04) at the place specified for the purpose pursuant to Section 3.01, and the Company hereby appoints the Trustee as Paying Agent and its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside of such Place of Payment) where the Debt Securities of one or more series and any appurtenant Coupons (subject to Section 10.01) may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for any series of Debt Securities for such purposes. The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency. The Company will at all times maintain at least one Paying Agent that is located outside the United Kingdom for each series of Debt Securities.

Section 10.03            Money for Debt Securities Payments to be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Debt Securities, it will, on or before each due date of any principal of (and premium, if any, on) or interest on any Debt Securities of such series and any appurtenant Coupons, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay any principal, premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents with respect to any series of Debt Securities, the Company will, on or prior to 11:00 A.M. New York City time on each due date of any principal of (and premium, if any, on) or interest on any Debt Securities of such series and any appurtenant Coupons, deposit with a Paying Agent a sum sufficient to pay any principal, premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to any such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent with respect to any series of Debt Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)                  hold all sums held by it for the payment of any principal (and premium, if any) or interest in respect of Debt Securities of such series and any appurtenant Coupons in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)                  give the Trustee notice of any default by the Company (or any other obligor upon the Debt Securities of such series or any appurtenant Coupons) in the making of any payment of any principal of (and premium, if any, on) or interest on the Debt Securities of such series or any appurtenant Coupons; and

(3)                  at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of any principal of (and premium, if any, on) or interest on any Debt Security of any series or any appurtenant Coupons and remaining unclaimed for two years after any such principal, premium or interest has become due and payable shall be paid to the Company, as the case may be, on Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debt Security or any appurtenant Coupons shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, and each Place of Payment, or mailed to each such Holder, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.04            Payment of Additional Amounts.

If any Debt Securities of a series provide for the payment of Additional Amounts pursuant to Section 3.01, the Company agrees to pay to the Holder of each such Debt Security or any Coupon appertaining thereto Additional Amounts as so provided.  Whenever in this Indenture there is mentioned, in any context, the payment of any principal of (and premium, if any, on) or interest on any Debt Security of any series or the payment of any related Coupon or the net proceeds received on the sale or exchange of any Debt Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section, and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Section 10.05            Corporate Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 10.06            Officers’ Certificate as to Compliance with Indenture and Default.

The Company will deliver to the Trustee, on or before a date not more than six months after the end of each fiscal year of the Company (which on the date hereof is 31 December) ending after the date hereof, a certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under the Indenture, whether an Event of Default has occurred, and, if an Event of Default has occurred, specifying all such defaults and the nature thereof of which they may have knowledge. For purposes of this paragraph such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

The Company will deliver written notice to the Trustee promptly after any officer of the Company has knowledge of the occurrence of any event that with the giving of notice or the lapse of time or both would become an Event of Default or of the violation of any obligation, condition or provision hereunder binding on the Company.

ARTICLE 11
REDEMPTION OR VARIATION OF DEBT SECURITIES

Section 11.01            Applicability of Article.

Debt Securities of any series that are redeemable before their Stated Maturity, if any, shall be redeemable in accordance with their terms and, except as otherwise specified as contemplated by Section 3.01 with respect to the Debt Securities of such series, in accordance with this Article. The Company’s rights and obligations under this Article Eleven shall be subject to compliance with any regulatory rules on notification to, or consent from (in each case, if and to the extent applicable), the Financial Services Authority and to continued compliance with any applicable capital resources requirements or overall financial adequacy rules required by the Financial Services Authority (as such requirements or rules are in force from time to time).

Section 11.02            Election to Redeem; Notice to Trustee.

Unless otherwise provided under Section 3.01 with respect to any series of Debt Securities, the election of the Company to redeem any Debt Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Debt Securities of any series, the Company shall, not less than 30, or more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the aggregate principal amount (or, in the case of Principal Indexed Securities, face amount) of the Debt Securities of such series to be redeemed. If the Debt Securities of such series may be originally issued from time to time with varying terms, the Company shall also notify the Trustee of the particular terms or designation of the Debt Securities of such series to be redeemed. In the case of any redemption of Debt Securities prior to the expiration of any restriction on such redemption provided in the terms of such Debt Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

Section 11.03            Selection by Trustee of Debt Securities to be Redeemed.

Except as otherwise specified as contemplated by Section 3.01 for Debt Securities of any series, if less than all the Debt Securities of any series are to be redeemed, the particular Debt Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from among the Outstanding Debt Securities of such series (or, in the case of Debt Securities of a series that may be originally issued from time to time with varying terms, from among the Outstanding Debt Securities of such series having the same original issue date and terms) not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for such Debt Securities or any integral multiple thereof that is also an authorized denomination) of the principal amount (or, in the case of Principal Indexed Securities, face amount) of Registered or Bearer Securities (if issued in more than one authorized denomination) of such series of a denomination larger than the minimum authorized denomination for such Debt Securities.

The Trustee shall promptly notify the Company in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount (or, in the case of Principal Indexed Securities, face amount) thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of the principal amount (or, in the case of Principal Indexed Securities, face amount) of such Debt Security that has been or is to be redeemed.

Section 11.04            Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.06 not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Debt Securities to be redeemed.

All notices of redemption shall state:

(1)                  the Redemption Date;

(2)                  the Redemption Price, or the manner in which the Redemption Price is to be determined;

(3)                  if less than all Outstanding Debt Securities of any series are to be redeemed, the identification and the principal amount (or, in the case of Principal Indexed Securities, face amount)) of the particular Debt Securities to be redeemed;

(4)                  that on the Redemption Date the Redemption Price will become due and payable in respect of each such Debt Security to be redeemed, and that any interest thereon shall cease to accrue on and after said date;

(5)                  the Place or Places of Payment where such Debt Securities, together in the case of Bearer Securities with all Coupons, if any, appertaining thereto maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price;

(6)                  the CUSIP number or numbers, the Common Code, or the ISIN, if any, with respect to such Debt Securities; and

(7)                  any other information required by any stock exchange or quotation system where such Debt Securities are then listed or quoted or otherwise required by applicable law.

Notice of redemption of Debt Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company provided the Trustee has received such notice at least five Business Days prior to the last date such notice can be sent to the Holders.

Section 11.05            Deposit of Redemption Price.

On or prior to 11:00 a.m. New York City time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Debt Securities or portions thereof that are to be redeemed on that date.

Section 11.06            Debt Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, or shall be required to defer the payment thereof pursuant to the provisions applicable to such Debt Securities) such Debt Securities shall cease to bear interest, if any and the Coupons for any such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Debt Security for redemption in accordance with said notice, such Debt Security shall be paid by the Company at the Redemption Price, together with any accrued interest to the Redemption Date; provided, however, that installments of any interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of Coupons for such interest (at an office or agency located outside the United States, except as otherwise provided in Section 10.02); and provided further that installments of any interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debt Securities, or one or more Predecessor Debt Securities, registered as such on the relevant Regular or Special Record Dates according to their terms and the provisions of Section 3.05.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the Redemption Date, such Bearer Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupon or

Coupons may be waived by the Company, the Trustee and the Paying Agent if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to the Trustee or any Paying Agent any such missing Coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside of the United States, except as otherwise provided in Section 10.02.

If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption (including as a result of a payment deferral provision applicable to such Debt Security), any principal (and premium, if any) in respect thereof shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in such Debt Security.

Section 11.07            Debt Securities Redeemed in Part.

Any Registered Security that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee, duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee or Authenticating Agent shall authenticate and deliver to the Holder of the Registered Security, without service charge, a new Registered Security or Registered Securities of the same series, of like tenor and in an aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) equal to and in exchange for the unredeemed portion of the principal of the Registered Security so surrendered in such authorized denomination or denominations as are requested by such Holder; and any Bearer Security that is to be redeemed only in part shall be surrendered at an office or agency of the Company located outside the United States, except as otherwise provided in Section 10.02, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Bearer Security outside the United States, without service charge, a new Bearer Security or Bearer Securities of the same series (or a new Registered Security or Registered Securities of the same series if the Debt Securities of such series are also issuable as Registered Securities), of like tenor and in an aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) equal to and in exchange for the unredeemed portion of the principal of the Bearer Security so surrendered in such authorized denomination or denominations as are requested by such Holder; except if a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security of like tenor in a denomination equal to and in exchange for the unredeemed portion of the principal amount (or, in the case of any Principal Indexed Security, face amount) of the Global Security so surrendered.

Section 11.08            Repurchases of Debt Securities.

Unless otherwise specified pursuant to Section 3.01 with respect to the Debt Securities of any series, the Company and any member of its Group may, having given prior notice to, and having received no objection from, the Financial Services

Authority (so long as such notice is required to be given), may at any time or from time to time purchase Debt Securities by tender, in the open market, by private agreement or otherwise on such terms and conditions as it shall determine.

Section 11.09            Permitted Variation.

If so specified with respect to the Debt Securities of a series pursuant to Section 3.01, the terms of such Debt Securities shall be subject to a Permitted Variation in accordance with their terms and this Section 11.09. Unless otherwise provided under Section 3.01 with respect to any series of Debt Securities, the election of the Company to enter into a Permitted Variation with respect to any Debt Securities shall be evidenced by or pursuant to a Board Resolution.  Notice of a Permitted Variation shall be given in the manner provided in Section 1.06 not less than 30 nor more than 60 days prior to the date fixed for such variation to become effective to each Holder of Debt Securities of such series.  All such notices shall state:

(1)                  the date as of which such variation is intended to become effective;

(2)                  a description of the changes to be made to such Debt Securities;

(3)                  the Place or Places of Payment where such Debt Securities, together in the case of Bearer Securities with all Coupons, if any, appertaining thereto maturing after the variation date, are to be surrendered in exchange for the Debt Securities as varied, if new forms of securities are to be issued in connection therewith;

(4)                  the CUSIP number or numbers, the Common Code, or the ISIN, if any, with respect to such Debt Securities; and

(5)                  any other information required by any stock exchange or quotation system where such Debt Securities are then listed or quoted or otherwise required by applicable law.

Notice of variation of Debt Securities shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company provided the Trustee has received such notice at least five Business Days prior to the last date such notice can be sent to the Holders.

Any Permitted Variation will be reflected in a supplemental indenture entered into pursuant to Section 9.01 of this Indenture.

ARTICLE 12
SUBORDINATION OF DEBT SECURITIES

Section 12.01            Debt Securities Subordinate to Certain Creditors.

(1)                                  The rights and claims of the Holders of Debt Securities of each series are subordinated as follows:

(a)                                  in the event of the winding-up of the Company (except a Qualifying Solvent Winding-Up) or the appointment of an administrator of the Company (where the administrator has given notice that it intends to declare and distribute a dividend), the claims of the Trustee (except as hereinafter provided) and the relevant Holders of Debt Securities in respect of the payment obligations of the Company under or arising from the Debt Securities and this Indenture (including payment of principal, or premium, if any, or interest (together with any Arrears of Interest, if applicable) and any other amount otherwise due and payable under the Debt Securities (including any Additional Amounts and any damages for any breach of obligations under such Debt Securities), will rank subordinate to the claims of the Senior Creditors (which, for the avoidance of doubt, will include interest to the extent accruing and payable in respect of the obligations owed to them in accordance with applicable law both before and after the commencement of the proceeding), but shall rank at least pari passu with all Pari Passu Securities and shall rank in priority to the claims of holders of Junior Securities of the Company;

(b)                                 without prejudice to paragraph (a) above, all payments under or arising from the claims of the Trustee (except as hereinafter provided) and the relevant Holders of Debt Securities in respect of the payment obligations of the Company under or arising from the Debt Securities and the Indenture are conditional upon the Company being solvent (as defined below) at the time for payment by the Company, and no amount shall be payable under or arising from the Debt Securities and the Indenture unless and until such time as the Company could make such payment and still be solvent (as defined below) immediately thereafter. In a winding-up of the Company (except a Qualifying Solvent Winding up) or the appointment of an administrator of the Company (where the administrator has given notice that it intends to declare and distribute a dividend), the amount payable in respect of the Debt Securities shall be an amount equal to the principal amount of such Debt Securities, together with Arrears of Interest, if any, and any interest (other than Arrears of Interest) which has accrued up to, but excluding, the date of repayment and any other amounts payable with respect to the Debt Securities or the Indenture (including any Additional Amounts) and will be subordinated in the manner described in paragraph (a) above.  For this purpose, the Company will be “solvent” if (i) it is able to pay its debts owed to Senior Creditors and its creditors whose claims rank, or are expressed to rank, equally with the claims of the Holders of the Debt Securities including holders of Pari Passu Securities as they fall due and (ii) its Assets exceed its Liabilities (other than Liabilities to Persons who are its creditors whose claims rank, or are expressed to rank, junior to the claims of the Holders of Debt Securities, including holders of Junior Securities); and

(c)                                  subject to applicable law, neither the Trustee nor any Holder of Debt Securities may exercise, claim or plead any right of set-off, combination of accounts or retention in respect of any amount owed to it by the Company arising under or in connection with the Debt Securities and the Trustee, and by virtue of its holding of any Debt Securities, each Holder of Debt Securities shall be deemed to have waived all such rights of set-off, combination of accounts or retention to the fullest extent permitted by applicable law. Notwithstanding the preceding sentence, if any of the amounts owing to any Holders of Debt Securities by the Company is discharged by set-off, such Holder of Debt Securities shall, unless such payment is prohibited by law, immediately pay an amount equal to the amount of such discharge to the Company or, in the event of its winding-up or administration, the liquidator or administrator, as appropriate, of the Company for payment to the Senior Creditors in respect of amounts owing to them by the Company, and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Company, or the liquidator or administrator, as appropriate, of the Company (as the case may be), for payment to the Senior Creditors in respect of amounts owing to them by the Company, and accordingly any such discharge shall be deemed not to have taken place.

(d)                                 As used in Section 12.01(1) and in the definitions of Pari Passu Securities and Junior Securities, the expression “obligations” includes any direct or indirect obligations of the Company and whether by way of guarantee, indemnity, other contractual support arrangement or otherwise and regardless of name or designation, and any non-contractual obligations arising out of or in connection therewith.

(2)                                  The Company shall procure that:

(a)                                  not more than 14 days and not less than one day prior to each date on which any payment of principal, premium (if any) or any other payment in respect of the Debt Securities is proposed to be made by the Company;

(b)                                 not more than 14 days and not less than one day prior to the date on which any Permitted Variation of the Debt Securities is proposed to be effected by the Company pursuant to Section 11.09;

(c)                                  not more than 14 days and not less than one day prior to each date on which any Debt Securities are to be purchased beneficially by or for the account of the Company or any member of the Group under Section 11.08; and

(d)                                 whenever reasonably requested by the Trustee, within 14 days of such request,

two directors of the Company or (if the Company is in winding-up or administration) two authorised signatories of the liquidator or administrator of the Company shall certify in writing to the Trustee as to:

(x)                                   in the case of paragraphs (a), (b) and (c) above, (i) except where sub- paragraph (ii) below applies, whether and to what extent the Company would be able to make such payment, variation or purchase and be solvent immediately thereafter for the purposes of the provisions of this Article 12 or (ii) where the Company is in winding-up or in administration (and the administrator has given notice that it intends to declare and distribute a dividend), whether the Company is able to pay, or has paid, the claims of the relevant Senior Creditors in full; and

(y)                                 in the case of paragraph (d) above, whether or not the Company is or would after making a specified payment be solvent for the purposes of the provisions of this Article 12.

In the absence of manifest error, any certification referred to above in this paragraph (2) shall be treated and accepted by the Company, the Trustee, the Holders of Debt Securities and all other interested parties as correct and sufficient evidence of such solvency or, as applicable, that the Company is able to pay, or has paid, the claims of the relevant Senior Creditors in full, and the Trustee may conclusively rely thereon.

(3)                                  The foregoing provisions of this Article 12 shall apply only to the principal, premium, interest and other amounts under or arising from the Debt Securities and nothing in this Article 12 shall affect or prejudice the payment of the costs, charges, expenses or liabilities or remuneration of the Trustee (including but not limited to any amount due to the Trustee under Section 6.07 hereof) or the rights and remedies of the Trustee in respect thereof and in such capacity the Trustee shall rank as an unsubordinated creditor of the Company.

(4)                                  The Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 12 and no implied covenants or obligations shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the Senior Creditors and shall not be liable to any such Senior Creditors if it shall in good faith mistakenly pay over or distribute to Holders of Debt Securities or to the Company or to any other Person cash, property or securities to which any such Senior Creditors shall be entitled by virtue of this Article or otherwise.

(5)                                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any claims of Senior Creditors which may at any time be held by it, to the same extent as any other Senior Creditors and nothing in this Indenture shall deprive the Trustee of any of its rights as such Senior Creditor.

(6)                                  Nothing contained in this Indenture shall in any way restrict the right of the Company to issue notes, bonds or other securities, or to give any guarantee of any nature, ranking in priority to or pari passu with or junior to the Debt Securities.

(7)                                  The provisions of this Article 12 and any non-contractual obligations arising out of or in connection with this Article 12 shall be governed by and construed in accordance with English law.

(8)                                  No person who is not a party to this Indenture shall have any rights under the Contracts (Rights of Third Parties) Act of 1999 (the “Contracts Act”) to enforce any term of Article 12 of this Indenture; provided that this does not affect any right or remedy of a third party which exists or is available apart from the Contracts Act, including under the laws of the State of New York or the federal laws of the United States.

(9)                                  For the purposes of this Article 12 only, delivery of Conversion Securities or Exchange Securities upon conversion or exchange of Debt Securities in accordance with Article 13, if applicable to a particular series of Debt Securities, shall not be treated as constituting a payment or distribution on account of the principal of the Debt Securities or on account of the purchase or other acquisition of the Debt Securities.  Nothing contained in this Article or elsewhere in this Indenture or in the Debt Securities is intended to or shall impair, as among the Company, its creditors and the Holders of the Debt Securities, the right, which if applicable to a particular series of Debt Securities is absolute and unconditional, of the Company to convert or exchange the Debt Securities in accordance with Article Thirteen.

(10)                            If, prior to receipt of moneys by the Trustee under this Indenture in respect of amounts payable under the Debt Securities or within 30 days of receipt of such moneys, but only to the extent that the Trustee has received and, on the date on which it acquires actual knowledge of the content of the certification referred to below, has not distributed to the Holders of Debt Securities any such amount, the Trustee is provided with a certification pursuant to paragraph (2) above which (a) except where sub-paragraph (b) applies, states that the Company could not make such payment in whole or in part and still be solvent for the purposes of this Article 12 immediately thereafter or (b) where the Company is in winding-up or in administration (and the administrator has given notice that it intends to declare and distribute a dividend), states that the Company has not paid and cannot pay the claims of the relevant Senior Creditors in full, or the Trustee otherwise receives notice in the form specified pursuant to Section 3.01 that the Company is required to defer such payments in accordance with the provisions applicable to such Debt Securities, the Trustee shall (after making the first application of such moneys as provided in Section 5.06) hold such moneys (or the remainder thereof after making the application as aforesaid) on trust for the return of the whole or such part thereof to the Company and any money so returned shall then be treated for the purposes of the Company’s obligations hereunder as if it had not been paid by the Company and its original payment shall not be deemed to have discharged any of the obligations of the Company hereunder.

(11)                            For purposes of this Indenture, “Senior Creditors” means (a) creditors of the Company who are unsubordinated creditors of the Company and (b) other creditors of the Company whose claims are, or are expressed to be, subordinated to the claims of the other creditors of the Company (other than those whose claims constitute, or would but for any applicable limitation on the amount of any such capital constitute, Tier 1 Capital, Upper Tier 2 Capital (issued prior to the Solvency II Implementation) or Lower Tier 2 Capital (issued prior to the Solvency II Implementation) or Tier 2 Capital (issued on or after the Solvency II Implementation) or whose claims otherwise rank, or are expressed to rank, pari passu with, or junior to, the claims of the Holders of the Debt Securities).

ARTICLE 13
EXCHANGE OR CONVERSION OF DEBT SECURITIES

Section 13.01                          Applicability of Article.

If specified pursuant to Section 3.01 for the Debt Securities of any series, the Debt Securities of such series shall be exchangeable or convertible in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Debt Securities of such series) in accordance with this Article.

Section 13.02                          Election to Exchange or Convert; Notice to Trustee.

An election of the Company to exchange or convert Debt Securities, as the case may be, shall be evidenced by an Officers’ Certificate furnished to the Trustee stating that the Company is entitled to effect such Exchange or Conversion such Exchange or Conversion is authorized or permitted by the terms of the Indenture and setting forth a statement of facts demonstrating the same.

Section 13.03                          Notice of Exchange or Conversion.

Not less than 45 days nor more than 90 days prior to the Event Date, the Company shall notify the Trustee in writing of its election to exchange or convert, as the case may be, the Debt Securities and of the series of Debt Securities to which such election relates. The Trustee shall within five Business Days after receipt of such notice from the Company, cause notice of such election to be mailed to each Holder of Debt Securities to be exchanged or converted, as the case may be.

All notices of Exchange or Conversion shall state:

(1)                                  the Event Date;

(2)                                  if less than all of the series of the Debt Securities are to be exchanged or converted, as the case may be, the identification of the particular Debt Securities to be exchanged or converted, as the case may be, including relevant CUSIP numbers and other securities identification numbers, which Debt Securities shall be selected by the Trustee from the Outstanding Debt Securities of such series not previously called for exchange or conversion, by such method as the Trustee shall deem fair and appropriate;

(3)                                  that on the Event Date, the Debt Security to be exchanged or converted, as the case may be, will cease to exist except to evidence the Exchange Securities or Conversion Securities, as the case may be, as described in Section 13.07 below on and after such Event Date; and

(4)                                  the place or places where such Debt Securities are to be surrendered for exchange or conversion, as the case may be.

Notice of any Exchange or Conversion of Debt Securities at the election of the Company shall be given by the Company or, at the Company’s Request, by the Trustee in the name of and at the expense of the Company.

Section 13.04                          Deposit of Interest.

On or prior to 11:00 a.m. New York City time on any Event Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay accrued interest, if any, on the Debt Securities to be exchanged or converted on the Event Date.

Section 13.05                          Surrender of Debt Securities.

Any Debt Security which is to be exchanged or converted shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section

10.02 not less than 10 days prior to the Event Date (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney-in-fact duly authorized in writing) accompanied by written notice specifying the name or names, if any, with address or addresses, in which the Exchange Securities or Conversion Securities, as the case may be, are to be issued. Debt Securities surrendered for Exchange or Conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for delivery by it to the Company or, if delivered to the Trustee, shall be delivered by it to the Company.

Section 13.06                          Issuance of Exchange Securities or Conversion Securities.

On or prior to the Event Date with respect to Debt Securities surrendered for Exchange or Conversion, as the case may be, as provided in Section 13.05, the Company shall deliver the Exchange Securities or Conversion Securities to the Trustee or to such other Person as may be specified pursuant to Section 3.01. Such Exchange or Conversion shall be deemed to have been made immediately prior to the close of business in New York City on the Event Date.

Section 13.07                          Effect of Exchange or Conversion.

Notice of Exchange or Conversion having been given as aforesaid, the Debt Securities so to be exchanged or converted, as the case may be, shall on the Event Date cease to exist for any purpose, other than to evidence the Exchange Securities or the Conversion Securities as described below. Upon surrender of any such Debt Security for Exchange or Conversion, as the case may be, in accordance with said notice and this Article Thirteen, accrued interest on such Debt Security to the Event Date shall be paid by the Company to the Holder surrendering such Debt Security.

If accrued interest on any Debt Security called for Exchange or Conversion shall not be paid upon surrender thereof for such exchange or conversion, such accrued interest shall, until paid, constitute Defaulted Interest, payable in accordance with Section 3.06.

On and after the Event Date, each Debt Security to be exchanged or converted, as the case may be, until surrendered for such Exchange or Conversion shall be deemed to evidence the right to receive the Exchange Securities or the Conversion Securities deliverable upon such surrender. On and after the Event Date, until a Holder of a Debt Security has surrendered such Debt Security for Exchange or Conversion, as the case may be, such Holder shall be entitled to receive any dividends, payments or other distributions in respect of such Exchange Securities or Conversion Securities and shall have the same rights with respect to, and shall be deemed to be the Holder of, such Exchange Securities or Conversion Securities as if it had so surrendered such Debt Security for Exchange or Conversion on the Event Date; provided, however, that no dividends, payments or other distributions in respect of such Exchange Securities or Conversion Securities shall be paid or distributed to such Holder any earlier than the date on which such Debt Security is surrendered for Exchange or Conversion.

Section 13.08                          Legal and Regulatory Compliance.

Notwithstanding any provision of this Indenture to the contrary, the right of the Company to cause any Exchange or Conversion of the Debt Securities of any series for Exchange Securities or Conversion Securities on any proposed Event Date shall be subject to the fulfillment of any conditions to such Exchange or Conversion as may be specified pursuant to Section 3.01 for the Debt Securities of such series, and the Company represents and warrants for the benefit of the holders of Exchange Securities or Conversion Securities, as the case may be, that all such conditions shall have been satisfied prior to any such Exchange or Conversion on the Event Date.

Section 13.09                          Taxes and Charges.

Unless otherwise specified pursuant to Section 3.01, the issuance and delivery of Exchange Securities upon Exchange, or Conversion Securities upon Conversion, of the Debt Securities of any series pursuant to this Article Thirteen shall be made without charge to the exchanging or converting Holder of Debt Securities for such Exchange Securities or Conversion Securities, as the case may be, or for any tax or other governmental charge (other than income or capital gains taxes) in respect of the issuance or delivery of such Exchange Securities or Conversion Securities; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of a transfer involved in the issuance and delivery of any such Exchange Security or Conversion Security, as the case may be, to any Person other than any Holder of the Debt Security to be exchanged or converted (unless such other person is the securities depositary selected by the Company for the Debt Securities of such series), and the Company shall not be required to issue or deliver such Exchange Securities or Conversion Securities unless and until the Person requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid.

Section 13.10                          Trustee Not Liable.

The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any Exchange Securities or Conversion Securities which may be issued or delivered upon the Exchange or Conversion of any Debt Security pursuant to this Article Thirteen, and makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver any Exchange Securities or Conversion Securities upon the surrender of any Debt Security for the purpose of an Exchange or Conversion pursuant to this Article Thirteen or to comply with any of the covenants of the Company contained in this Article Thirteen and the Trustee shall not be liable for any tax or other government charge in respect of Exchange on Conversion Securities.

ARTICLE 14
DEFEASANCE

Section 14.01                          Applicability of Article.

If, pursuant to Section 3.01, provision is made for the defeasance of Debt Securities of a series and if the Debt Securities of such series are denominated and payable only in Dollars (except as provided pursuant to Section 3.01), then the provisions of this Article shall be applicable except as otherwise specified pursuant to Section 3.01 for Debt Securities of such series. Defeasance provisions, if any, for Debt Securities denominated in a Foreign Currency may be specified pursuant to Section 3.01. The Company’s rights and obligations under Article Fourteen shall be subject to the consent of the Financial Services Authority, if required.

Section 14.02                          Defeasance Upon Deposit of Moneys or U.S. Government Obligations.

At the option of the Company, the Company shall (a) be Discharged (as defined below) from any obligations with respect to Debt Securities of any series on the 91st day after the applicable conditions below have been satisfied or (b) shall cease to be under any obligation to comply with any term, provision or condition specified pursuant to Section 3.01 with respect to the Debt Securities of that series (“covenant defeasance”) (and, if so specified pursuant to Section 3.01, any other restrictive covenant added for the benefit of such series pursuant to Section 3.01) at any time after the applicable conditions set forth below have been satisfied:

(1)                                  the Company shall have deposited or caused to be deposited irrevocably in trust with the Trustee funds in trust dedicated solely to the benefit of the Holders of the Debt Securities of such series (i) cash in Dollars in an amount, or (ii) U.S. Government Obligations (as defined below) that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment, cash in Dollars in an amount or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of (and premium, if any, on) and interest on, the Outstanding Debt Securities of such series on the dates such installments of interest or principal and premium are due;

(2)                                  if the Debt Securities of such series are then listed on the New York Stock Exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such covenant defeasance would not cause such Debt Securities to be delisted;

(3)                                  no Event of Default or event (including such deposit), that, with notice or lapse of time, or both, would become an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit;

(4)                                  the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance;

(5)                                  the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit and related covenant defeasance will not cause Holders of the Debt Securities of such series, other than Holders who are or who are deemed to be residents of the United Kingdom or use or hold or are deemed to use or hold their Debt Securities in carrying on a business in the United Kingdom, to recognize income, gain or loss for United Kingdom income tax purposes, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of the United Kingdom or any political subdivision thereof or therein having power to tax, except in the case of Debt Securities beneficially owned (a) by a person who is or is deemed to be a resident of the United Kingdom or (b) by a Person who uses or holds or is deemed to use or hold such Debt Securities in carrying on a business in the United Kingdom;

(6)                                  if the Company has deposited or caused to be deposited cash and/or U.S. Government Obligations to pay or discharge the principal of and interest on the Outstanding Debt Securities of a series to and including a redemption date pursuant to clause (1) hereof, such redemption date shall be irrevocably designated by a Board Resolution delivered to the Trustee on or prior to the date of deposit of such cash and/or U.S. Government Obligations, and such Board Resolution shall be accompanied by an irrevocable Company Order that the Trustee give notice of such redemption in the name and at the expense of the Company or not less than 30 nor more than 60 days prior to such redemption date in accordance with Section 11.04; and

(7)                                  the Company shall have delivered to the Trustee an Officers’ Certificate stating that all conditions precedent relating to the covenant defeasance have been complied with.

As used in this Article: “U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the Company thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.  “Discharged” means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by and obligations under the Debt Securities of such series and to have satisfied all the obligations under this Indenture relating to the Debt Securities of such series (and the Trustee at the expense of the Company shall execute proper instruments acknowledging the same), except (A) the rights of the Holders of Debt Securities of such series to receive from the trust fund described in clause (1) above payment of the principal of (and premium, if any) and any interest on such Securities when such payments are due; (B) the Company’s obligations with respect to such Debt Securities under Sections 3.04, 3.05, 3.06, 6.07, 10.02, 10.03 and 14.05; and (C) the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03.

Section 14.03                          Deposited Moneys and U.S. Government Obligations to be Held in Trust.

All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 14.02 in respect of Debt Securities of a series shall be held in trust and applied by it, in accordance with the provisions of such Debt Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Debt Securities of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

Section 14.04                          Repayment to Company.

The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Request any moneys or U.S. Government Obligations held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest on the Debt Securities of any series for which money or U.S. Government Obligations have been deposited pursuant to Section 14.02.

The provisions of the last paragraph of Section 10.03 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Debt Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 14.02.

Section 14.05                          Indemnity for U.S. Government Obligations.

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited U.S. Government Obligations or the principal or interest received on such U.S. Government Obligations.

ARTICLE 15
MEETINGS OF HOLDERS OF DEBT SECURITIES

Section 15.01                          Rules by Trustee, Paying Agent and Registrar.

The Trustee may make reasonable rules for action by, or a meeting of, Holders.

The Registrar and the Paying Agent may make reasonable rules for their functions.

*                                         *                                         *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Aviva plc

as Company

Law Debenture Trust Company of New York

as Trustee

By

EXHIBIT A

Form of Certification to be Given by Person Entitled to Receive Bearer Security

CERTIFICATE

Aviva plc

[Title of Debt Securities]
(the “Debt Securities”)

This is to certify that, as of the date hereof, [                   ] principal amount of the above-captioned Debt Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that are (a) foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c) (1) (v)) (“financial institutions”) purchasing for their own account or for resale, or (b) United States persons who acquired the Securities through foreign branches of the United States financial institutions and who hold the Debt Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Company or the Company’s agent that it will comply with the requirements of Section 165 (j) (3) (A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c) (2) (i) (D) (7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If this certificate is being provided by a clearing organization, it is based on statements provided to it by its member organizations. In such event, we further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any Debt Securities excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our member organizations to the effect that the statements made by such member organizations with respect to any Debt Securities submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as the date hereof.

We understand that this certification is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:                         , 20    (1)

(1)                                  To be dated as of the date of delivery of a Bearer Security (other than a temporary Global Security) or, if earlier, the date on which interest is first paid, as more fully set forth in Sections 303 and 304 of the Indenture.

Exhibit B

Form of election to receive payments in
[Dollars or other applicable currency]
or to rescind such election

The undersigned, registered owner of certificate number R-   , representing [name of series of Debt Securities] (the “Debt Securities”) in an aggregate principal amount of [•], hereby

☐                                    elects to receive all payments in respect of the Debt Securities in [Dollars or other applicable currency], it being understood that such election shall take effect as provided in the Debt Securities and, subject to the terms and conditions set forth in the indenture under which the Debt Securities were issued, shall remain in effect until it is rescinded by the undersigned or until such certificate is transferred.

☐                                    rescinds the election previously submitted by the undersigned to receive all payments in respect of the Debt Securities in [Dollars or other applicable currency], it being understood that such rescission shall take effect as provided in the Debt Securities.

Your Signature:

Your Name:

Date:

Signature Guarantee:

*                 NOTICE:  The Signature must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.